Exhibit 2.11



                            ASSET PURCHASE AGREEMENT

                                  by and among

                              RENT-A-CENTER, INC.,

                                       and

                                 RENT-WAY, INC.,


                           RENT-WAY OF MICHIGAN, INC.


                                       and


                             RENT-WAY OF TTIG, L.P.


                           --------------------------


                          Dated as of December 17, 2002




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                                TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I          SALE AND PURCHASE OF ASSETS....................................................................1
      1.1          Assets.........................................................................................1
      1.2          Excluded Assets................................................................................3
      1.3          Acquisition of Assets by Acquiror..............................................................4
      1.4          Allocation of Purchase Price...................................................................5
      1.5          Assumption of Liabilities by Acquiror..........................................................6
      1.6          Closing........................................................................................7

ARTICLE II         REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR.................................................7
      2.1          Organization...................................................................................8
      2.2          Authority Relative to this Agreement...........................................................8
      2.3          Consents and Approvals; No Violations..........................................................8
      2.4          Sufficient Funds...............................................................................8
      2.5          Broker's Fees..................................................................................8

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING SUBSIDIARIES...................9
      3.1          Organization...................................................................................9
      3.2          Certain Corporate Matters......................................................................9
      3.3          Authority Relative to this Agreement...........................................................9
      3.4          Consents and Approvals; No Violations.........................................................10
      3.5          Reports.......................................................................................10
      3.6          Profit and Loss Statements; No Undisclosed Liabilities........................................11
      3.7          Events Subsequent to Profit and Loss Statements...............................................11
      3.8          Property......................................................................................12
      3.9          Tangible Property.............................................................................13
      3.10         Inventory.....................................................................................13
      3.11         Rental Purchase Agreements....................................................................13
      3.12         Legal Compliance..............................................................................14
      3.13         Assets Necessary to the Business..............................................................14
      3.14         Books and Records; Internal Controls..........................................................14
      3.15         Product Warranties............................................................................14
      3.16         Inappropriate Payments........................................................................15
      3.17         Environmental Matters.........................................................................15
      3.18         Motor Vehicles and Equipment..................................................................15
      3.19         Ordinances and Regulations....................................................................15
      3.20         Insurance.....................................................................................15
      3.21         Litigation....................................................................................15
      3.22         Employment Matters............................................................................16
      3.23         Taxes.........................................................................................17
      3.24         Employee Benefit Plans........................................................................18
      3.25         Broker's Fees.................................................................................19
      3.26         Solvency......................................................................................19
      3.27         Average Monthly Revenue - Three Months........................................................19
      3.28         Monthly Revenue - One Month...................................................................20
      3.29         Average Weekly Revenue........................................................................20
      3.30         Net Book Value of Inventory...................................................................20
      3.31         Full Disclosure...............................................................................20

ARTICLE IV         ADDITIONAL AGREEMENTS.........................................................................21
      4.1          Interim Operations of the Company and the Operating Subsidiaries..............................21
      4.2          Reasonable Efforts; Filings; Consents.........................................................22
      4.3          No Solicitations..............................................................................23
      4.4          Press Releases................................................................................24
      4.5          Confidentiality; Access to Information........................................................24
      4.6          Notice of Developments........................................................................26
      4.7          Solvency Opinion..............................................................................26
      4.8          Reasonably Equivalent Value Opinion...........................................................27
      4.9          Employees.....................................................................................27
      4.10         Designation by Acquiror of Acquiring Subsidiaries.............................................27
      4.11         Acquiror Due Diligence Period.................................................................27
      4.12         Little Rock Store Lease.......................................................................28

ARTICLE V          CLOSING CONDITIONS............................................................................28
      5.1          Conditions to Obligation of all Parties.......................................................28
      5.2          Conditions to the Acquiror's Obligations......................................................29
      5.3          Conditions to the Obligations of the Company and the Operating Subsidiaries...................31

ARTICLE VI         POST-CLOSING COVENANTS........................................................................32
      6.1          Apportionment.................................................................................32
      6.2          License to Use Name...........................................................................32
      6.3          Account Store Acquisition Option..............................................................32
      6.4          Transition Period; Access to Stores; Cooperation..............................................33
      6.5          Leased Employees..............................................................................34
      6.6          Tax Matters...................................................................................34
      6.7          Transition of Acquired Stores.................................................................35

ARTICLE VII        TERMINATION...................................................................................35
      7.1          Termination...................................................................................35
      7.2          Automatic Termination.........................................................................36
      7.3          Effect of Termination.........................................................................36
      7.4          Amendment.....................................................................................37
      7.5          Waiver........................................................................................37
      7.6          Expenses......................................................................................37

ARTICLE VIII       INDEMNIFICATION...............................................................................37
      8.1          Survival of Representations and Warranties....................................................37
      8.2          Indemnification by the Company and the Operating Subsidiaries.................................38
      8.3          Indemnification by the Acquiror...............................................................39
      8.4          Holdback Amount; Right of Set Off.............................................................39
      8.5          Method of Asserting Indemnity Claims, Etc.....................................................40
      8.6          Limitation on Amount - Company and Operating Subsidiaries.....................................42
      8.7          Limitation on Amount - Acquiror...............................................................42
      8.8          Insurance and Tax Benefit.....................................................................42

ARTICLE IX         GENERAL PROVISIONS............................................................................42
      9.1          Certain Definitions...........................................................................42
      9.2          Notices.......................................................................................50
      9.3          Headings......................................................................................51
      9.4          Severability..................................................................................51
      9.5          Entire Agreement..............................................................................52
      9.6          Assignment....................................................................................52
      9.7          Parties in Interest...........................................................................52
      9.8          Failure or Indulgence Not Waiver; Remedies Cumulative; Specific Performance...................52
      9.9          Governing Law.................................................................................52
      9.10         Counterparts..................................................................................53
      9.11         No Consequential Damages......................................................................53


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                                TABLE OF EXHIBITS

Exhibits
--------

EXHIBIT "A" Form of Bill of Sale, Assignment and Assumption Agreement EXHIBIT "B" Form of Non-Competition and Non-Solicitation Agreement EXHIBIT "C" Form of Opinion of Counsel to the Company
EXHIBIT "D" Form of Opinion of Counsel to Acquiror

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT, dated as of December 17, 2002 (this "Agreement"), is entered into by and among RENT-A-CENTER, INC., a Delaware corporation (the "Acquiror"), RENT-WAY, INC., a Pennsylvania corporation (the "Company"), Rent-Way of Michigan, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Rent-Way Michigan") and Rent-Way of TTIG, L.P., an Indiana limited partnership and indirect wholly owned subsidiary of the Company ("TTIG" and, together with Rent-Way Michigan, the "Operating Subsidiaries").

                                    RECITALS
                                   ----------

         WHEREAS, the Company and the Operating Subsidiaries are engaged in the business of renting-to-own consumer household durable goods, including televisions, video cassette recorders, stereos, appliances, computers, furniture, accessories and other like merchandise to the public; and

         WHEREAS, the parties desire to enter into a transaction in which the Acquiror will purchase substantially all of the assets of the Company and the Operating Subsidiaries used in, or related to, the operation of the 295 rent-to-own stores at each location listed on Schedule 1.1 (collectively, the "Stores" and individually, a "Store"), upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                           SALE AND PURCHASE OF ASSETS

1.1 Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (hereinafter defined), the Company and the Operating Subsidiaries shall sell, convey, transfer, assign and deliver to the Acquiror, and the Acquiror shall accept and purchase all of the Company's and the Operating Subsidiaries' right, title and interest in and to all of the assets (other than the Excluded Assets) relating to the Stores (collectively, the "Assets") including without limitation, the following:

     (a) All (i) customer rental contracts, including without limitation any rent-to-own agreements, lease-purchase agreements and rent-to-rent agreements, and (ii) disclosures, forms, applications and other ancillary documents relating to such rental contracts relating to the Stores (together, the "Rental Purchase Agreements"), including all of the Company's and the Operating Subsidiaries' rights under such Rental Purchase Agreements;

     (b)   All  products  on rent,  whether  current or  delinquent  in payment,
           pursuant   to  the  Rental   Purchase   Agreements,   including   any
           manufacturer's warranties underlying such products;

     (c)   Any  information,   including  all  computer  records  and  software,
           pertaining to the Rental Purchase Agreements;

     (d) All rental merchandise presently in the Stores or being serviced or repaired or in off-premises storage for the Stores and not on rent pursuant to a Rental Purchase Agreement as of the Closing, including any manufacturer's warranties underlying such rental merchandise (the "Idle Inventory");

     (e) All equipment, fixtures, supplies, office furniture, computers (including peripherals), filing cabinets and product displays which are located within the Stores or are otherwise attributable to the Stores;

     (f) Up to 220 cube motor vehicles owned or leased by the Company or any Operating Subsidiary and used by the Company or any Operating Subsidiary in connection with the Stores as of the date hereof as set forth on Schedule 3.18, such vehicles to be acquired hereunder as designated by Acquiror no later than ten (10) days prior to Closing and to be delivered by the Company and the Operating Subsidiaries free and clear of Encumbrances at Closing;

     (g) Except as set forth in Section 1.2 or as referenced in Section 1.2 hereof, (i) all books and records relating to the operation of the Stores, including but not limited to (a) all original Rental Purchase Agreements relating to the Stores, (b) all original books and records of account and other financial records related to the operation of the Stores, and (c) all price lists, customer lists and correspondence, customer histories (including payment histories), mailing lists, credit records and correspondence and similar lists and correspondence for the three year period ending on the Closing Date; (ii) all manuals pertaining to merchandise, materials, operations, maintenance and similar matters relating to the operation of the Stores; (iii) all records or lists pertaining to supply, distribution, transportation, administration and similar matters relating to the operation of the Stores; and (iv) all Store telephone numbers;

     (h) Except as set forth in Section 1.2, the real estate leases related to the Stores; and

     (i) Any deposits made in connection with the operation of the Stores, including without limitation, deposits relating to Store Leases, utility deposits and deposits by customers pursuant to special rent-to-own orders placed at the Stores.

On the Closing Date, the Assets shall be delivered to Acquiror free and clear of any and all pledges, mortgages, security interests, Liens, charges, burdens, obligations, claims and other encumbrances whatsoever (whether absolute, accrued, contingent or otherwise), including without limitation, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements ("Encumbrances").

1.2 Excluded Assets. Notwithstanding anything in Section 1.1 to the contrary, the Company and the Operating Subsidiaries will retain and will not sell or transfer to the Acquiror and the Acquiror will not purchase or acquire, the following assets with respect to the Stores (collectively, the "Excluded Assets"):

     (a) the assets listed on Schedule 1.2 attached hereto and all books, records and other information relating solely thereto;

     (b) the Company's and the Operating Subsidiaries' corporate charter, qualifications to conduct business as a foreign corporation or limited partnership, as the case may be, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization, maintenance and existence of the Company and the Operating Subsidiaries and all original books and records of account and other financial records of such entities, except as otherwise provided in Section 1.1(c) and
           Section 1.1(g); provided, however, that Acquiror shall be permitted to review and copy such books and records retained by the Company and the Operating Subsidiaries to the extent relevant to the Assets;

     (c)   Rental  Purchase   Agreements  used  in  the  Stores  (i)  that  have
           terminated on or before the Closing Date, or (ii) for which the Company or any of its Subsidiaries have filed any action, suit, claim, complaint or proceeding seeking to collect merchandise rented pursuant to such Rental Purchase Agreement, money damages or otherwise enforce through judicial or administrative proceedings the terms of such Rental Purchase Agreement;

     (d)   All  fixtures  which are  located  in each of the Stores set forth on
           Schedule 1.2(d) (the "Account Stores");

     (e) All supplies, office furniture, computers (including peripherals), equipment (other than filing cabinets, copiers and fax machines, which shall be deemed Assets) and product displays which are located in the Account Stores;

     (f)   The real estate leases related to the Account Stores;

     (g) Any deposits made in connection with the operation of the Account Stores, including without limitation, deposits relating to real estate leases underlying such Account Stores and utility deposits (but excluding deposits by customers pursuant to special rent-to-own orders placed at the Account Stores, which shall be deemed Assets); and

     (h)   any real  property  owned by the Company or any of its  Subsidiaries;
           and

     (i) any contracts or agreements in effect on the Closing Date providing for services to the Stores, including without limitation, contracts for services relating to trash, water, sewage, alarm and electricity service.

1.3 Acquisition of Assets by Acquiror.

     (a) At the Closing, the Company, the Operating Subsidiaries and the Acquiror shall each enter into a Bill of Sale, Assignment and Assumption Agreement (the "Assignment and Assumption Agreement"), in the form attached hereto as Exhibit "A," and all such other assignments, endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest in the Acquiror good, valid and marketable title to all of the Assets and all right, title and interest of the Company and the Operating Subsidiaries thereto. Subject to the terms and conditions hereof and in consideration of the sale, transfer, assignment and delivery of the Assets by the Company and the Operating Subsidiaries to the Acquiror, the Acquiror hereby agrees that, as of the Closing Date, it will acquire and accept all of the Company's and the Operating Subsidiaries' right, title and interest in and to the Assets, and, subject to the adjustments set forth in Section 1.3(b) below, shall pay an aggregate amount of $101,500,000 (the "Purchase Price"), of which (a) $91,000,000 (the "Creditor Payment") shall be paid by the Acquiror, on behalf of the Company and the Operating Subsidiaries, directly to the Company's creditors set forth on Schedule 1.3, by wire transfer of immediately available funds on the Closing Date, (b) $500,000 shall be paid to the Company, on behalf of the Company and the Operating Subsidiaries, for consideration of the Non-Competition and Non-Solicitation Agreement (the "Non-Competition Payment" and, together with the Creditor Payment, the "Closing Date Payment"), and
           (c) $10,000,000 of which Acquiror shall withhold in partial support of the indemnification obligations of Seller pursuant to Article VIII hereof (the "Holdback Amount").


     (b) Reduction in Purchase Price. In the event that the condition set forth in Section 5.2(a) shall not be satisfied on the Closing Date as a result of the Company's and the Operating Subsidiaries' failure to represent and warrant, on the Closing Date, any of the representations and warranties set forth in Section 3.27, Section 3.28, Section 3.29 or Section 3.30 with respect to Closing Date amounts, then, except as set forth in Section 1.3(c) below, the Purchase Price shall be reduced, and the corresponding amount paid to the creditors set forth on Schedule 1.3 shall be reduced, as set forth below (each, a "Purchase Price Reduction" and together, the "Purchase Price Reductions"):

            (i) with respect to the failure to represent and warrant on the Closing Date the matters set forth in Section 3.27, the Purchase Price shall be reduced by an amount equal to (a) $10,200,000, less the Closing Three Month Revenue (the "Short Average Monthly Revenue Amount"), (b) multiplied by twelve
                  (12) (the "Short Average Monthly Revenue Amount Adjustment");

            (ii) with respect to the failure to represent and warrant on the Closing Date the matters set forth in Section 3.28, the Purchase Price shall be reduced by an amount equal to (a) $10,200,000, less the Closing Month Revenue (the "Short Monthly Revenue Amount"), (b) multiplied by twelve (12) (the "Short Monthly Revenue Amount Adjustment");

            (iii) with  respect to the failure to  represent  and warrant on the
                  Closing Date the matters set forth in Section 3.29, the Purchase Price shall be reduced by an amount equal to (a) $2,355,000, less the Closing Weekly Revenue (the "Short Weekly Revenue Amount"), (b) multiplied by fifty two (52) (the "Short Weekly Revenue Amount Adjustment" and together with the Short Average Monthly Revenue Amount Adjustment and the Short Monthly Revenue Amount Adjustment, the "Revenue Purchase Price Reductions"); and

            (iv) with respect to the failure to represent and warrant on the Closing Date the matters set forth in Section 3.30, the Purchase Price shall be reduced by an amount equal to (a) $54,500,000, less the Closing Inventory (net of 30-days past due) (the "Short Inventory Amount"), (b) multiplied by 1.5 (such adjustment being referred to as the "Short Inventory Amount Adjustment").

Each Purchase Price Reduction (whether such Purchase Price Reduction is a Revenue Purchase Price Reduction or a Short Inventory Amount Adjustment, or
both) shall be aggregated with all other Purchase Price Reductions, and the Purchase Price shall correspondingly be reduced; provided, however, that in the event more than one Revenue Purchase Price Reduction shall be required under this Section 1.3(b), with respect to such Revenue Purchase Price Reductions, only the highest adjustment of the applicable Revenue Purchase Price Adjustments shall be made.

     (c) Notwithstanding the provisions of Section 1.3(b) above, in the event that any of (i) the Closing Three Month Revenue shall be equal to or less than $10,000,000, (ii) the Closing Month Revenue shall be equal to or less than $10,000,000, (iii) the Closing Weekly Revenue shall be equal to or less than $2,350,000, (iv) or the Closing Inventory shall be equal to or less than $53,500,000, then, at the option of Acquiror, Acquiror may terminate this Agreement pursuant to Section 7.1(i).

1.4 Allocation of Purchase Price. The Purchase Price shall be allocated in accordance with Schedule 1.4. After the Closing Date, the Company, the Operating Subsidiaries and the Acquiror shall each make consistent use of the allocation, fair market value and amortization specified in Schedule 1.4 for all tax purposes and in any and all filings, declarations and reports with the Internal Revenue Service in respect thereof, including the reports required to be filed under Section 1060 of the Code, if applicable, it being understood that the Company, the Operating Subsidiaries and the Acquiror will prepare and file their respective asset acquisition statements on Form 8594 and, if required by Section 1060 of the Code or the Treasury Regulations thereunder, their respective supplemental asset acquisition statements on Form 8594 in accordance with
Schedule 1.4. In any proceeding relating to the determination of any Tax, neither the Acquiror nor the Company or the Operating Subsidiaries shall contend or represent that such allocation is not a correct allocation.

1.5 Assumption of Liabilities by Acquiror.

     (a) Notwithstanding anything to the contrary contained in this Agreement, the Acquiror will not assume, pay, perform or discharge any debt, liability or contract of the Company, of any kind or character whatsoever (whether written or oral, existing, contingent or inchoate), except for the liabilities specifically identified in paragraph (b) of this Section 1.5.

     (b) On the Closing Date, the Acquiror shall only assume those liabilities or obligations of a kind or nature, whether absolute, contingent, accrued, known or unknown, that are attributable to the periods, events or circumstances after the Closing Date, and which arise under, relate to or are in connection with the ownership, use, possession, enjoyment or operation of the Assets after the Closing Date (the "Assumed Liabilities"). The Acquiror, the Company and the Operating Subsidiaries shall each enter into the Assignment and Assumption Agreement with respect to the Assumed Liabilities. It is expressly understood and agreed that the Acquiror shall assume only the Assumed Liabilities and, except for the Assumed Liabilities, shall not assume or have any responsibility with respect to any other obligation or liability of the Company or the Operating Subsidiaries of any kind or nature whatsoever not specifically included within the definition of Assumed Liabilities. Without limiting the foregoing, the Assumed Liabilities explicitly exclude the following: (i) any liabilities or obligations of the Company or any of its Subsidiaries arising under, accruing, attributable to or relating to periods, events or circumstances on or before the Closing Date (or which would have prior to the Closing Date with the giving of notice or passage of time); (ii) any liabilities or obligations of any Person other than the Company or any of the Operating Subsidiaries; (iii) any liabilities or obligations of the Company or any of its Subsidiaries arising on or prior to the Closing Date as a result of any express or implied warranty relating to products or services; (iv) any liabilities or obligations arising out of any contract or agreement of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or the Excluded Assets are bound that is not part of the Assets transferred hereunder, including without limitation, any sales commission agreements, employment agreements or vehicle lease agreements; (v) any accounts payable, trade payables, salaries, bonuses, accrued expenses or employee benefits of the Company or any of its Subsidiaries, including, without limitation, any COBRA obligations, workers compensation claims, health benefit claims or other costs of employees of the Company or any of its Subsidiaries, or any expenses related to products that are not part of the Assets transferred hereunder; (vi) any liabilities or obligations arising out of actions taken, work done or contracts entered into by the Company or any of its Subsidiaries after the Closing Date; (vii) any liabilities or obligations of, or expenses owed by, the Company or any of its Subsidiaries for any brokerage or finder's commission relating to this Agreement or any of the transactions contemplated hereby; (viii) any liabilities for any Taxes that may become payable by the Company or any of its
           Subsidiaries in respect of the sale of the Assets; (ix) any liabilities or obligations arising out of currently pending, threatened or future litigation based upon any conduct which occurred on or before the Closing Date against the Company or any of its Subsidiaries; (x) any liabilities or obligations arising out of any claims by or made on behalf of the current or former employees of the Company or any of its Subsidiaries relating to employment practices of the Company or any of its Subsidiaries; (xi) any liabilities of the Company or any of its Subsidiaries for accrued vacation, accrued sick pay, workers compensation claims, health benefit claims, matching contribution or declared profit sharing contributions under a Company Employee Benefit Plan, restorative payments under a Company Employee Benefit Plan, flexible benefit plan claims and similar employee benefit related matters; (xii) any liabilities or obligations of the Company or any of its Subsidiaries relating to the non-compliance or alleged non-compliance by any of them with applicable Law, including without limitation, with respect to their respective Rental Purchase Agreements (including by way of illustration and not of limitation, any liabilities or obligations
           (a) arising out of customer payments received by the Company or any of its Subsidiaries on or before the Closing Date, (b) representations or statements made by the Company or any of its Subsidiaries to customers on or before the Closing Date, (c)
           disclosures made or not made by the Company or any of its Subsidiaries on or before the Closing Date, (d) advertising issued by or for the Company or any of its Subsidiaries on or before the Closing Date, (e) statutory or common law violations based on terms of Rental Purchase Agreements entered into by the Company or any of its Subsidiaries on or before the Closing Date, and (f) the Company's or any of its Subsidiaries' failure to make disclosures in Rental Purchase Agreement forms or other writings entered into or issued on or before the Closing Date); (xiii) any liabilities relating to, arising under or otherwise pertaining to real property owned by the Company or any of the Operating Subsidiaries; and (xiv) any liabilities of the Company or any of its Subsidiaries with respect to real estate leases for any of the Account Stores, except with respect to any Account Store which Acquiror elects to assume pursuant to
           Section 6.3, and in such event, Acquiror shall assume only such liabilities as set forth in the assumption agreement referenced in
           Section 6.3 entered into in connection therewith.


1.6 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., Dallas, Texas Time, at the offices of Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270, on the Designated Date; provided, however, that on the Designated Date all conditions to closing set forth in Article V have been satisfied or waived by the party entitled to waive the same. If on the Designated Date all conditions to the Closing set forth in Article V have not been satisfied or waived by the party entitled to waive the same, the Closing shall occur on the third Business Day following the satisfaction of the last condition to closing under Article V or waiver by the party entitled to waive the same. Notwithstanding the foregoing provisions, upon the mutual agreement in writing of the parties hereto, the date, time and place of the Closing may be extended to a date that is later than the Designated Date. The Designated Date or such other date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

         The Acquiror represents and warrants to the Company and the Operating Subsidiaries as follows:

2.1 Organization. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted.

2.2 Authority Relative to this Agreement. The Acquiror has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Acquiror and the consummation by the Acquiror of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Acquiror and no other corporate action on the part of the Acquiror is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Acquiror and constitutes a valid and binding agreement of the Acquiror, enforceable against the Acquiror in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

2.3 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Acquiror of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Acquiror nor the consummation by the Acquiror of the transactions contemplated hereby, nor compliance by the Acquiror with any of the provisions hereof, will require any consent or approval of any third party, or result in a violation or breach of, or conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which, the Acquiror is a party or by which the Acquiror or any of its assets or properties are bound or encumbered, except (a) those that have already been given, obtained or filed, or
(b) such consents, approvals, violations, breaches, conflicts, or defaults which would not, individually or in the aggregate, have a material adverse effect on the Acquiror. Neither the execution and delivery of this Agreement by the Acquiror, nor the consummation by the Acquiror of the transactions contemplated hereby, nor compliance by the Acquiror with any of the provisions hereof, will
(i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or Bylaws of the Acquiror, or (ii) violate in any material respect any existing Order, writ, injunction, statute or Regulation applicable to the Acquiror or any of its properties or assets.

2.4 Sufficient Funds. Acquiror has access to sufficient funds as of the date hereof, and will have sufficient funds on the Closing Date, in an amount necessary to fund the Purchase Price in connection with the transactions contemplated by this Agreement.

2.5 Broker's Fees. Neither the Acquiror, nor anyone on its behalf, has any liability to any broker, finder, investment banker or similar agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the transactions contemplated hereby.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE OPERATING SUBSIDIARIES

         The Company and the Operating Subsidiaries hereby jointly and severally represent and warrant to Acquiror as follows:

3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, and has the requisite corporate power to carry on its business as now conducted. Rent-Way Michigan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. TTIG is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Indiana, and has the requisite power to carry on its business as now conducted.

3.2 Certain Corporate Matters. Each of the Company and Rent-Way Michigan is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the Assets are located. TTIG is duly licensed or qualified to do business as a foreign entity and is in good standing in each jurisdiction where the Assets are located. The Company and each Operating Subsidiary have full corporate power and authority and all material authorizations, licenses and Permits necessary to carry on their respective businesses as presently conducted. The Company has delivered to the Acquiror true, accurate and complete copies of its Articles of Incorporation and Bylaws of the Company and Rent-Way Michigan, and all organization documents of TTIG, which reflect all amendments made thereto at any time prior to the date of this Agreement. Neither the Company nor any Operating Subsidiary is in default under or in violation of any provision of their respective organizational documents nor, except as set forth on Schedule 3.2, are any of them in material default or in material violation of any restriction, Encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which any of the Assets held by any of them are subject.

3.3 Authority Relative to this Agreement. The Company and each Operating Subsidiary has the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the Operating Subsidiaries and the consummation by the Company and the Operating Subsidiaries of the transactions contemplated by this Agreement have been duly authorized, and no other action on the part of the Company or any Operating Subsidiary is necessary to authorize this Agreement or the transactions contemplated hereby. The execution, delivery and performance of the transactions contemplated hereby by the Company and the Operating Subsidiaries have been approved unanimously by the Board of Directors or similar governing body of such entities and do not require the approval by the Company's or any of the Operating Subsidiaries' shareholders or partners, as the case may be. This Agreement has been duly executed and delivered by the Company and the Operating Subsidiaries and, assuming due execution and delivery by the Acquiror, constitutes the valid and binding agreement of the Company and the Operating Subsidiaries, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.4 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, no filing with, and no Permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company or the Operating Subsidiaries of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.4, neither the execution and delivery of this Agreement by the Company or the Operating Subsidiaries nor the consummation by the Company and the Operating Subsidiaries of the transactions contemplated hereby, nor compliance by the Company and the Operating Subsidiaries with any of the provisions hereof, will (a) require any consent or approval of any third party, (b) result in the imposition of any Encumbrance against any Asset, or (c) result in a violation or breach of, or conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment to which the Company or any of the Operating Subsidiaries is a party or by which the Company or any of the Operating Subsidiaries or any of their respective assets or properties are bound or encumbered, except (i) those that have already been given, obtained or filed, or
(ii) with respect to clauses (a) and (c) above, such consents, approvals, violations, breaches, conflicts, or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company, the Operating Subsidiaries, the Assets or the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Company and the Operating Subsidiaries, nor the consummation by the Company and the Operating Subsidiaries of the transactions contemplated hereby, nor compliance by the Company and the Operating Subsidiaries with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the organizational documents of the Company or any Operating Subsidiary or (ii) violate in any material respect any existing Order, writ, injunction, statute or Regulation applicable to the Company or any Operating Subsidiary or any of their respective properties or assets.

3.5 Reports.


     (a) Except as set forth on Schedule 3.5(a), since December 28, 2001, the Company has filed (i) all SEC Reports required to be filed with the Commission, and (ii) all Reports required to be filed with any other Governmental Authorities. Such SEC Reports and other Reports, including all those filed after the date of this Agreement and prior to the Closing Date, (a) were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the SEC Reports of the Company, the Securities Act and the Exchange Act, as the case may be) and (b) in the case of the SEC Reports, did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) The Company's Consolidated Financial Statements and any consolidated financial statements of the Company (including any related notes thereto) contained in any SEC Reports of the Company filed with the Commission after the date of this Agreement
           (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP and (B), with respect to the SEC Reports of the Company filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present, or will fairly present, as the case may be, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (subject to, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

3.6 Profit and Loss Statements; No Undisclosed Liabilities.

     (a) The Company has delivered to Acquiror profit and loss statements for each of Stores reflecting the operations of each Store for each month from November 1, 2001 through October 31, 2002 (each, a "Profit and Loss Statement" and together, the "Profit and Loss Statements"). Such Profit and Loss Statements are complete and correct, represent actual, bona fide transactions, have been prepared from and are in accordance with the accounting records of each Store, and fairly present the transactions and the operations of the Stores for the periods referred to in such Profit and Loss Statements. The revenues set forth in the Profit and Loss Statements represent cash payments received from customers of the Stores and deposited into bank accounts of such Stores, are included as so set forth in the consolidated financial statements of the Company for the corresponding periods and have been reported in a manner consistent with the Company's financial reporting accounting principles. Notwithstanding the foregoing, the DPI revenue set forth on the
           Profit and Loss Statements reflects net commissions. The expenses reflected on the Profit and Loss Statements are included in the consolidated financial statements of the Company for the corresponding periods and are consistent with the Company's financial reporting accounting principles, subject to such changes due to reclassifications that occur in the ordinary course of business and are not material with respect to the operation of the Stores.

     (b) The balance sheet information set forth on Schedule 3.6(b) for each of the Stores has been derived from the accounting records of each Store and fairly presents the information set forth thereon for the date provided. Such information is included in the consolidated financial statements of the Company as of the date referenced thereon and reflects accounting treatment consistent with the Company's financial reporting accounting principles.

     (c) Except as set forth in the Company's Consolidated Financial Statements, the Profit and Loss Statements or on Schedule 3.6(c), the Assets are not subject to any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known or unknown, matured or unmatured) (together, "Undisclosed Liabilities").

3.7 Events Subsequent to Profit and Loss Statements. Since October 31, 2002, the Company and the Operating Subsidiaries have conducted the operation of the Stores only in the ordinary course of business, and there has not been:

     (a) any sale, lease, transfer, license or assignment of any Store assets, tangible or intangible, other than in the ordinary course of business;

     (b) any damage, destruction or property loss, whether or not covered by insurance, affecting adversely and materially the Assets;

     (c) any subjection to any Encumbrance on any of the Assets, other than Permitted Encumbrances;

     (d) any incurrence of indebtedness or liability or assumption of obligations by the Company or any Operating Subsidiary relating to the Assets, other than those incurred in the ordinary course of business;

     (e) any cancellation or compromise by the Company or any Operating Subsidiary of any material debt or claim relating to the Assets, except for adjustments made in the ordinary course of business which, in the aggregate, are not material;

     (f) any waiver or release by the Company or any Operating Subsidiary of any right of any material value relating to the Assets;

     (g) any material adverse change in the business, operations, prospects, assets or results of operations or condition of the Stores or the Assets, and no event has occurred or circumstance exists that may result in such a material adverse change;

     (h) any change in the accounting policies with respect to the Stores as in effect on November 30, 2002, including without limitation, charge-off policies; or

     (i) any action or failure to take any action that would result in the occurrence of any of the foregoing.

3.8 Property. Each Store in which Acquiror will assume the real estate lease hereunder is listed on Schedule 3.8 (together with the Owned Store, the "Acquired Stores"). With respect to any real estate lease underlying an Acquired Store (each, a "Store Lease" and together, the "Store Leases"), a true and complete copy of each such Store Lease has been delivered to the Acquiror. With respect to each Store Lease, (a) the Store Lease has been validly executed and delivered by the Company or the Operating Subsidiary, as the case may be, and by the other party or parties thereto and is a binding agreement; (b) the Company or the Operating Subsidiary, as the case may be, is not, and no other party to the Store Lease is, in material breach or material default, and, no event has occurred on the part of the Company or the Operating Subsidiary, as the case may be, or on the part of any other party which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Store Lease; (c) upon the assumption of the Store Lease by Acquiror as contemplated by Section 1.5(b), except as set forth on Schedule 3.8, the Store Lease will continue to be binding on the Acquiror and the Landlord in accordance with its terms immediately following the Closing Date;
(d) the Company or the Operating Subsidiary, as the case may be, has not repudiated and no other party to the Store Lease has repudiated any provision thereof; (e) there are no material disputes, oral agreements or delayed payment programs in effect as to the Store Lease; and (f) all facilities leased under each Store Lease are fit for the operation of the Store and have been reasonably maintained. All heating, cooling, lighting, plumbing and electrical systems under each Store Lease are in good repair and working order. All fixtures, furnishings and improvements under each Store Lease, including but not limited to, mirrors, linoleum, shades, awnings, blinds, carpeting, curtains, draperies and ceiling and wall lighting fixtures, are in reasonably good and clean condition, subject to ordinary wear and tear.

3.9 Tangible Property. Except as set forth on Schedule 3.9, the Company and the Operating Subsidiaries have good and valid title to the Assets held by them, subject to no Encumbrances, except Permitted Encumbrances. At the Closing, the Company and the Operating Subsidiaries shall deliver the Assets to the Acquiror, free and clear of any Encumbrances, except for Permitted Encumbrances.

3.10 Inventory. All inventory relating to the Stores (including without limitation, the Idle Inventory) was purchased, acquired or ordered in the ordinary and regular course of business or pursuant to acquisitions and consistent with the regular inventory practices of the Company and the Operating Subsidiaries. All such inventory is of a quality usable and merchantable in the operation of the Stores and is in good repair and condition, ordinary wear and tear excepted, except for obsolete items which have been written off in the Profit and Loss Statements or on the accounting records of the Company as of the Closing Date, as the case may be.

3.11 Rental Purchase Agreements. The Company has provided to Acquiror true and correct copies of all forms of Rental Purchase Agreements utilized in the Stores during the Company's previous five (5) fiscal years. The form of each Rental Purchase Agreement utilized in the Stores by the Company and any of its Subsidiaries currently and during the previous five (5) fiscal years of the Company is and was, as the case may be, in compliance with all federal and state laws of the state in which such Rental Purchase Agreement was utilized. All Rental Purchase Agreements relating to the Stores were entered into in the ordinary and regular course of business in a manner consistent with the regular business practices of the Company and any of its Subsidiaries. With respect to each Rental Purchase Agreement relating to the Stores:

     (a) such Rental Purchase Agreement is in full force and effect and constitutes a valid, legal and binding obligation of the contracting parties, enforceable against each of them in accordance with its terms;

     (b) the Company and the Operating Subsidiaries have complied in all respects with the terms of such Rental Purchase Agreement;

     (c) neither the Company nor any of the Operating Subsidiaries are in breach, violation or default under such Rental Purchase Agreement;

     (d) no event has occurred which constitutes, or with the lapse of time or the giving of notice, or both would constitute a breach, violation or default under the Rental Purchase Agreement;

     (e) the enforceability of such Rental Purchase Agreement and the enjoyment of the rights and benefits thereunder will not be affected in any respect by the execution and delivery of this Agreement, the performance by the parties of their obligations hereunder or the consummation of the transactions contemplated hereby; except for those matters above which would not, individually or in the aggregate, have a material adverse effect on the operation of the Stores or of the Assets.

3.12 Legal Compliance. Except as set forth on Schedule 3.12, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced, is pending or, to the knowledge of the Company, threatened against the Company or any of its directors, officers, employees, agents or Subsidiaries alleging a violation of any applicable Law or Regulation. The Company and each of its Subsidiaries has conducted their respective operations in compliance in all material respects with all applicable Laws, including rules, Regulations, codes, plans, agreements, contracts, injunctions, Orders, rulings and charges thereunder, and are not in default with respect to any agreement, directive, memorandum of understanding or Order applicable to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has been advised by any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Order, memorandum of understanding, commitment letter or similar submission. The Company and each of its Subsidiaries has obtained all authorizations, licenses, product and establishment registrations, franchises, Permits, easements, certificates and consents necessary to the operation of the Stores and to own the Assets. All such authorizations, licenses, registrations, franchises, Permits, easements, certificates and consents are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened.

3.13 Assets Necessary to the Business. The Assets, excluding the Excluded Assets and the inventory related to the Stores, which is addressed in Section 3.10, (a) constitute all of the assets, tangible and intangible, necessary to operate the Stores, and (b) are in good operating condition and repair, ordinary wear and tear excepted.

3.14 Books and Records; Internal Controls. The books and records of the Company and the Operating Subsidiaries relating to the Assets, including without limitation, the Profit and Loss Statements, fairly reflect the transactions to which they are a party or by which the Assets are bound, and such books and records are and since October 30, 2000, have been properly kept and maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (whether or not such entity is subject to such Section), including the maintenance of an adequate system of internal controls. There are no significant deficiencies in the design or operation of the Company's or the Operating Subsidiaries' internal controls which could adversely affect the Company's or the Operating Subsidiaries' ability to record, process, summarize and report financial data. There are no material weaknesses in the Company's or any of the Operating Subsidiaries internal controls. All financial and operational information submitted by the Company and the Operating Subsidiaries to the Acquiror, including without limitation, computer printouts, accurately and fairly represent such amounts and the financial condition and the results of operations of the Stores on and as of the dates for the periods thereof.

3.15 Product Warranties. Except as set forth on Schedule 3.15, neither the Company nor any of its Operating Subsidiaries has given or made any express warranties to third parties, including without limitation customers, with respect to any products rented or sold by them, except for the warranties imposed by the provisions of applicable Law. Except as set forth on Schedule 3.15, neither the Company nor any Operating Subsidiary has any knowledge of any fact or event forming the basis of an actual or threatened claim against the Company or any Operating Subsidiary for product liability on account of any express or implied warranty.

3.16 Inappropriate Payments. Neither the Company, the Operating Subsidiaries, nor any employee, agent or representative of any of them has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company nor any Operating Subsidiary funds or made any illegal payments from the Company's or the Operating Subsidiaries' funds to obtain or retain business.

3.17 Environmental Matters. There are no claims, actions, suits, complaints, proceedings or investigations pending, or to the knowledge of the Company, threatened against or affecting the Stores at Law or in equity before any Court or before or by any Governmental Authority relating to environmental matters. Neither the Company nor any Operating Subsidiary is subject to any Order, writ or injunction applicable to the Stores relating to any environmental matter. With respect to the Stores, neither the Company nor any Operating Subsidiary is in violation of or in default in any material respect with regards to any existing statute, Regulation, writ, injunction or Order of any Court or Governmental Authority relating to any environmental matter. The real property on which the Stores are located is free from hazardous substance, petroleum or other contamination which may give rise to liability to the Company or any Operating Subsidiary, as owner or operator of the Stores, for clean up or a required response action or which under any Store Leases may impose liability on the operator of the Stores for such liability.

3.18 Motor Vehicles and Equipment. Set forth on Schedule 3.18 is a list of the motor vehicles utilized by the Company or any of the Operating Subsidiaries in the operation of the Stores on the date hereof. At the Closing, the vehicles identified by Acquiror as set forth in Section 1.1(f) shall be delivered free and clear of all Encumbrances on an "as is" basis.

3.19 Ordinances and Regulations. The Stores and the operation and maintenance thereof, as now operated or maintained, do not contravene any zoning ordinance or other administrative Regulations (whether or not permitted because of prior nonconforming use) or violate any existing restrictive covenant or any provision of existing and applicable Law, the effect of which in any respect would interfere with or prevent the continued use of the properties for the purposes for which they are now being used or would reduce the value thereof.

3.20 Insurance. The Company and the Operating Subsidiaries currently maintain fire and casualty and general liability, workers compensation and automobile policies with reputable insurance carriers. The Company and the Operating Subsidiaries reasonably believe that such insurance policies provide full and adequate coverage for all normal risks incident to the Stores and the Assets.

3.21 Litigation.

     (a)   Litigation  - Company  and its  Subsidiaries.  Except as set forth on
           Schedule 3.21(a), there are no actions, suits, investigations, complaints or proceedings (including any proceedings in arbitration) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, in any Court or before any Governmental Authority, alleging violation of the provisions of the Rental Purchase Agreements, rent-to-own statutes or any other consumer protection Law.

     (b) Litigation - Affecting the Stores. The Company has furnished Acquiror copies of (i) all attorney responses to the request of the independent auditors for the Company with respect to loss contingencies as of September 30, 2002 in connection with the Company's financial statements, and (ii) a written list of legal and regulatory proceedings filed against the Company or any of the Operating Subsidiaries which are pending (including matters which are on appeal or have not been fully funded, and administrative matters that may be closed but with respect to which the applicable statute of limitations has not run) as of the date of this Agreement relating to, in connection with or otherwise pertaining to the Stores. There are no actions, suits, investigations, complaints or proceedings (including any proceedings in arbitration) pending (including matters which are on appeal or have not been fully funded, and administrative matters that may be closed but with respect to which the applicable statute of limitations has not run) or, to the knowledge of the Company, threatened against the Company or any of the Operating Subsidiaries, or any of their respective officers, directors, employees, agents, at Law or in equity, in any Court or before any Governmental Authority relating to or in connection with the operation of the Stores or otherwise pertaining thereto, except actions, suits, investigations, complaints or proceedings that are set forth on Schedule 3.21(b). Except as set forth in Schedule 3.21(c), there are no actions, suits, investigations, complaints or proceedings (including any proceedings in arbitration) pending or, to the knowledge of the Company, threatened against the Company or any of the Operating Subsidiaries, or any of their respective officers, directors, employees, agents, at Law or in equity, in any Court or before any Governmental Authority relating to or in connection with the operation of the Stores or otherwise pertaining thereto, alleging violations of federal or state Laws respecting employment, including but not limited to, gender, race, disability, national origin or age discrimination, violations of the Occupational Safety and Health Act, Family and Medical Leave Act, terms and conditions of employment or the federal or state wages and hours Laws.

3.22 Employment Matters. Neither the Company nor any of its Subsidiaries has been, and are not now, a party to any collective bargaining agreement or other labor contract and there has not been, there is not presently pending (including matters which are on appeal or have not been fully funded, and administrative matters that may be closed but with respect to which the applicable statute of limitations has not run) or existing, and, to the Company's knowledge, there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving the Company or any of its Subsidiaries. To the knowledge of the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute and there is not pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries any proceeding relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable governmental body, and there is no organizational activity or other labor dispute against or affecting the Company or any of its Subsidiaries or the Stores. No application or petition for an election of or for certification of a collective bargaining agent is pending and no grievance or arbitration proceeding exists that might have an adverse effect upon the Company or any of its Subsidiaries or the Stores. There is no lockout of any employees by the Company or any of its Subsidiaries, and no such action is contemplated by the Company or any of its Subsidiaries. To the knowledge of the Company, there has been no charge of discrimination filed against or threatened against the Company or any of its Subsidiaries with the Equal Employment Opportunity Commission or similar governmental body.

3.23 Taxes.

     (a) For purposes of this Agreement, (a) "Tax Return" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes or any amendments thereto, and (b) "Tax" or "Taxes" means any federal, state, local or foreign tax, including, without limitation, income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, gross receipts tax, withholding tax, social security tax, occupation tax, service tax, license tax, payroll tax, transfer and recording tax, severance tax, customs tax, import tax, export tax, employment tax, or any similar or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.

     (b) The Company and any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member (a "Relevant Group") has filed with the appropriate taxing authorities all Tax Returns required to be filed prior to the date hereof, and will file all such Tax Returns required to be filed by the Closing Date on or before the Closing Date, including, but not limited to, all Tax Returns the filing of which is necessary for the conduct of the Company's and the Operating Subsidiaries' business. The Tax Returns so filed are, and the Tax Returns to be filed will be, in all material respects, complete, correct and accurate representations of the income, franchise or other Tax liabilities of the Company and the Operating Subsidiaries and such Tax Returns accurately set forth, and will set forth, all items required to be reported thereon. Each such Tax Return has been and will be prepared in all material respects in compliance with all applicable laws and regulations. All Taxes due and payable by the Company or any member of a Relevant Group, whether or not shown on any Tax Return, have been paid or will be paid by the Closing Date, except such Taxes, if any, as are being contested diligently and in good faith and which are set forth on Schedule 3.23(b).

     (c) There are no claims for Taxes pending against the Company or any Relevant Group nor any threatened claim for Tax deficiencies or adjustments against the Company or any Relevant Group for which the Assets could be liable and the Company knows of no basis for such claims. There exist no actual or, to the knowledge of the Company, proposed additional assessments of Taxes by any Taxing authority to which the Assets could be subject. There are no outstanding agreements or waivers that would extend the statutory period in which a taxing authority may assess or collect a Tax against the Company or any Relevant Group and to which the Assets could be subject. There are no Liens for Taxes, other than for current Taxes not yet due and payable, upon the Assets.

     (d) All Taxes that relate to the business of the Company or any Relevant Group or the Assets and that will be due and payable on or before the Closing Date shall have been paid in full on or before the Closing Date.

     (e) The Company has withheld or will cause to be withheld from all employees and has timely paid or will cause to be paid to the appropriate Governmental Authorities proper and accurate amounts for all periods through the date hereof and the Closing Date in compliance with all Tax withholding provisions of applicable federal, state, foreign and local Law.

3.24 Employee Benefit Plans.

     (a) The Company has listed on Schedule 3.24(a) and has delivered to the Acquiror true and complete copies of

            (i)   any   nonqualified   deferred,   incentive   compensation  and
                  retirement plans or arrangements,

            (ii) any qualified retirement plans or arrangements and the most recent Form 5500s filed with the IRS with respect to such plans or arrangements,

            (iii) any other employee compensation,  stock options,  severance or
                  termination  pay  or  welfare   benefit  plans,   programs  or
                  arrangements,

            (iv) any other employee benefit plans, programs, or arrangements, and

            (v) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by the Company or any entity (a "Company ERISA Affiliate") required to be aggregated with the Company pursuant to the provisions of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA within the last six years or currently in effect to which the Company or any Company ERISA Affiliate is a party or otherwise is bound ("Company Employee Benefit Plans"), excluding any such plan, program, arrangement or funding arrangement as to which the Company is not (and has not been) a participating employer and has no current or potential liability under the Code or ERISA.

     (b) The Company has listed on Schedule 3.24(b) hereto and has delivered to the Acquiror true and complete copies of any applications for Private Letter Rulings made to the IRS and any responses received from the IRS regarding the same.

     (c) One or more of the Company Employee Benefit Plans may be covered by COBRA. If so, each such Company Employee Benefit Plan has been operated in, and is in, compliance with COBRA in all material respects. To the knowledge of the Company after due inquiry, all notices required to be given under COBRA for each such Company Employee Benefit Plan have been timely and properly given in accordance with COBRA, and the rules and Regulations promulgated thereunder. No employee, former employee or "qualified beneficiary" (as defined in COBRA) has any claim or contingent claim against the Company, any Subsidiary of the Company or any Company ERISA Affiliate for failure to comply with COBRA or the rules and Company Regulations promulgated thereunder. The Company has not communicated to any employee or former employee any intention or commitment to modify any Company Employee Benefit Plan or to establish or implement any other employee or retiree benefit or compensation plans or arrangements.

3.25 Broker's Fees. Except as set forth on Schedule 3.25, neither the Company nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement or the transactions contemplated by this Agreement.

3.26 Solvency.

     (a) The Company and each of the Operating Subsidiaries is not now Insolvent and will not be rendered insolvent by the transactions contemplated hereby. As used herein, "Insolvent" means that the sum of the debtor's Debts is greater than all of the debtor's assets at a fair valuation.

     (b)   Immediately   after  giving  effect  to  the   consummation   of  the
           transactions contemplated hereby: (i) the Company and each of the Operating Subsidiaries will be able to pay their liabilities as they become due in the usual course of its business; (ii) the Company and each of the Operating Subsidiaries will not have unreasonably small capital with which to conduct their present or proposed business;
           (iii) the Company and each of the Operating Subsidiaries will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against the Company or any of its Subsidiaries in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Company or any of the Operating Subsidiaries will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of the Company and each of the Operating Subsidiaries. The cash available to the Company and each of the Operating Subsidiaries, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such Debts and judgments promptly in accordance with their terms.

3.27 Average Monthly Revenue - Three Months. The average monthly revenue of the Stores, calculated for the months of September 2002, October 2002 and November 2002 under the accounting methods set forth in the Profit and Loss Statements, is no less than $10,062,311 per month. On the Closing Date, the average monthly revenue of the Stores, calculated for the three full calendar months immediately prior to the Closing Date and calculated under the accounting methods set forth in the Profit and Loss Statements (the "Closing Three Month Revenue"), will be no less than $10,200,000 per month (the "Closing Three Month Revenue Target"); provided, however, that Acquiror's sole remedy in the event that such representation is not true as of the Closing Date will be the Purchase Price Reduction provided for in Section 1.3(b), except that if the Closing Three Month Revenue is equal to or less than $10,000,000 (the "Closing Three Month Revenue Minimum"), then Acquiror may, at its election, terminate this Agreement pursuant to the terms set forth in Section 1.3(c).

3.28 Monthly Revenue - One Month. The monthly revenue of the Stores, calculated for the month of November 2002 under the accounting methods set forth in the Profit and Loss Statements, is no less than $10,200,000. On the Closing Date, the monthly revenue of the Stores, calculated for the full calendar month immediately prior to the Closing Date and calculated under the accounting methods set forth in the Profit and Loss Statements (the "Closing Month Revenue"), will be no less than $10,200,000 (the "Closing Month Revenue Target"); provided, however, that Acquiror's sole remedy in the event that such representation is not true as of the Closing Date will be the Purchase Price Reduction provided for in Section 1.3(b), except that if the Closing Month Revenue is equal to or less than $10,000,000 (the "Closing Month Revenue Minimum"), then Acquiror may, at its election, terminate this Agreement pursuant to the terms set forth in Section 1.3(c).

3.29 Average Weekly Revenue. The average weekly revenue of the Stores, calculated from December 1, 2002 to the date hereof under the accounting methods set forth in the Profit and Loss Statements, is no less than $2,400,000. On the Closing Date, the average weekly revenue of the Stores, calculated for each week from the first day following the end of the month immediately preceding the Closing Date to the Closing Date under the accounting methods set forth in the Profit and Loss Statements (the "Closing Weekly Revenue"), will be no less than $2,355,000 (the "Closing Weekly Revenue Target"); provided, however, that Acquiror's sole remedy in the event that such representation is not true as of the Closing Date will be the Purchase Price Reduction provided for in Section 1.3(b), except that if the Closing Weekly Revenue is equal to or less than $2,350,000 (the "Closing Weekly Revenue Minimum"), then Acquiror may, at its election, terminate this Agreement pursuant to the terms set forth in Section 1.3(c).

3.30 Net Book Value of Inventory. The net book value of the Store inventory being sold hereunder calculated under the accounting methods set forth in the Company's consolidated financial statements is no less than $54,500,000 (net of 30-days past due) as of the date hereof. On the Closing Date, the net book value of the Store inventory being sold hereunder calculated under the accounting methods set forth in the Company's consolidated financial statements (the "Closing Inventory") will be no less than $54,500,000 (net of 30-days past due) (the "Closing Inventory Target"); provided, however, that Acquiror's sole remedy in the event that such representation is not true as of the Closing Date will be the Purchase Price Reduction provided for in Section 1.3(b), except that if the Closing Inventory (net of 30-days past due) is equal to or less than $53,500,000 (the "Closing Inventory Minimum"), then Acquiror may, at its election, terminate this Agreement pursuant to the terms set forth in Section 1.3(c).

3.31 Full Disclosure. To the knowledge of the Company or any of the Operating Subsidiaries, neither this Agreement nor any certificate, document or communication furnished by the Company or any of the Operating Subsidiaries to the Acquiror (including the principals thereof, acting in their individual capacities) in connection herewith (whether prior to, on, or after the date hereof) contains or will contain an untrue statement of a material fact or omits to state or will state a material fact necessary to make the statements contained herein correct and therein not misleading. There is no fact known to the Company or any of the Operating Subsidiaries that materially and adversely affects the use or enjoyment of, or title to the Assets, which has not been set forth herein.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

4.1 Interim Operations of the Company and the Operating Subsidiaries. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company shall, and shall cause the Operating Subsidiaries to, conduct their respective businesses in the ordinary course of business consistent with past practice, preserve their business organization intact, use their best efforts to retain the services of their present principal employees, and to preserve their goodwill and the goodwill of their suppliers, customers and others having business relationships with it. Except as otherwise contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company will not, and will cause the Operating Subsidiaries not to, without the prior written consent of Acquiror:

     (a) sell, transfer, mortgage, encumber, pledge or otherwise dispose of any of the Assets, except for sales of the Assets in the ordinary course of business (excluding the sale of any Store, which is specifically prohibited hereby);

     (b)   permit  any  insurance   policy   naming  it  as  a  beneficiary   or
           loss-payable payee covering the Assets to be cancelled or terminated;

     (c) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (by operation of law or otherwise) of the Company or any of its Subsidiaries;

     (d) except as set forth in Schedule 4.1(d), increase in any manner the compensation payable or to become payable by the Company or any of its Subsidiaries to any Store employee, other than in the ordinary course of business consistent with past practice and disclosed to Acquiror prior to the date hereof;

     (e) amend or terminate any Store Lease being transferred hereunder or enter into any new lease with respect to the Stores;

     (f) except as set forth on Schedule 4.1(f), amend or terminate any Company Employee Benefit Plan, including without limitation, any bonus plans, except as required by Law or this Agreement;

     (g) sell or otherwise dispose of any shares of the capital stock of any of the Operating Subsidiaries;

     (h)   take any action to change its accounting policies with respect to the
           Stores  as  in  effect  at  November  30,  2002,   including  without
           limitation, charge-off policies;

     (i) take any action or omit to take any action that would cause any of the representations and warranties of the Company or the Operating Subsidiaries herein to become untrue in any material respect; or

     (j)   agree, commit or arrange to do any of the foregoing.

4.2 Reasonable Efforts; Filings; Consents.

     (a) Subject to the terms of this Agreement, the parties hereto will each use all commercially reasonable efforts (i) to take, or cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement,
           (ii) to obtain from any Governmental Authority any Permits or Orders required to be obtained by Acquiror or the Company or any of their respective Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the transactions contemplated hereby required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act, and (C) any other applicable Law; (iv) subject to any restrictions under antitrust Laws, promptly notify each other of any communication to that party from any Governmental Authority with respect to this Agreement and the transactions contemplated hereby and permit the other party to review in advance any proposed written communication to any Governmental Authority; (v) not agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement and the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, give the other party the opportunity to attend and participate therein, in each case to the extent practicable; (vi) subject to any restrictions under antitrust Laws, furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives on the one hand, and any Governmental Authority or members of its staff on the other hand, with respect to this Agreement and the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney client privilege or work product doctrine); and (vii) furnish the other party with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings or submission of information to any Governmental Authority in connection with this Agreement and the transactions contemplated hereby, including without limitation, any filings necessary or appropriate under the provisions of the HSR Act.

     (b) Subject to the terms of this Agreement, Acquiror, the Company and the Operating Subsidiaries agree to cooperate and use all commercially reasonable efforts to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court or Governmental Authority that is or becomes in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that nothing contained in this Agreement shall require Acquiror to enter into a divestiture, hold-separate, business limitation or similar agreement or undertaking which would, individually or in the aggregate, in the judgment of Acquiror, adversely impact the economic or business benefits to Acquiror of the transactions contemplated by this Agreement or the ability of Acquiror to conduct its business substantially in the manner such business is being conducted as of the date of this Agreement.

     (c)  (i)     Subject  to the  terms  of  this  Agreement,  each of the
                  Company, the Operating Subsidiaries and the Acquiror will give
                  (or will cause their respective Subsidiaries to give) any notices to third persons, and use, and cause their respective subsidiaries to use, all commercially reasonable efforts to obtain any consents from third persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby, or (C) required to prevent a material adverse effect on the Stores from occurring prior to the Closing Date. The Company and the Operating Subsidiaries shall notify Acquiror promptly, but in no event later than two (2) days, following receipt of the consent contemplated by Section 5.2(d) hereof. --------------

            (ii) If the Company or the Operating Subsidiaries shall fail to obtain any consent described in Section 4.2(c)(i) above from a third person, the Company and the Operating Subsidiaries will use all reasonable efforts, and will take any such actions reasonably requested by Acquiror, to limit the adverse effect upon the Acquiror and its Subsidiaries resulting, or which would result after the Closing Date, from the failure to obtain such consent and will cooperate in good faith with Acquiror to develop an alternative arrangement to ensure that Acquiror obtains the benefits consistent with the economic results intended by this Agreement.

4.3 No Solicitations.

     (a) Neither the Company nor any of the Operating Subsidiaries shall, directly or indirectly, through any officer, director, employee, representative or agent solicit or encourage (including by way of furnishing any information or assistance) the initiation or submission of any inquiries, proposals or offers from any person regarding the sale of any of the Assets to be sold to Acquiror hereby (other than as permitted by Section 4.1(a)), whether or not in writing and whether or not delivered to the Company or any of its Subsidiaries generally (an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of the Company or any of the Operating Subsidiaries from referring any third party to this Section 4.3. The Company and the Operating Subsidiaries further agree that neither the Company, the Operating Subsidiaries nor any of their respective officers or directors shall, and that they shall each direct and use their best efforts to cause their employees, agents and representatives (including any investment banker, attorney or accountant retained by the Company or any Operating Subsidiaries) not to, directly or indirectly, enter into negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

     (b) The Company shall immediately notify the Acquiror after receipt (after the date hereof) of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of the Operating Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any of the Operating Subsidiaries that informs the Board of Directors of the Company that it is considering making, or has made, an Acquisition Proposal. The Company also agrees that it will promptly request each person that has heretofore executed a confidentiality agreement in connection with any such person's consideration of acquiring any of the Assets to return all confidential information heretofore furnished to such person by or on behalf of it.

     (c) The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to above of the obligations undertaken in this Section 4.3.

4.4 Press Releases. The Company, the Operating Subsidiaries and the Acquiror will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to any transactions described in this Agreement, and shall not issue any such press releases or make any such public statement prior to such consultation.

4.5 Confidentiality; Access to Information.

     (a) The parties acknowledge that the Acquiror and the Company have entered into that certain confidentiality and non-disclosure agreement, dated as of November 16, 2002, as amended (the "Confidentiality Agreement"), which will terminate upon the execution of this Agreement. Notwithstanding the foregoing, the parties shall remain liable in accordance with the terms of the Confidentiality Agreement as if such agreement remained in effect for breaches, if any, thereunder occurring prior to the date hereof.

     (b) Each of the Company, the Operating Subsidiaries and the Acquiror will, and will cause their respective officers, directors, employees, agents and representatives to (i) hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such person) and (ii) not release or disclose such information to any other person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors. In the event of termination of this Agreement for any reason, the parties hereto will promptly return or destroy all documents containing nonpublic information so obtained from any other party hereto and any copies made of such documents and any summaries, analyses or compilations made therefrom.

     (c) Between the date hereof and the Closing Date, the Company and the Operating Subsidiaries will provide the Acquiror and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, offices, warehouses and other facilities and to all books and records of the Company and the Operating Subsidiaries relating to the Assets and the operation of the Stores, will permit the Acquiror to make such inspections as the Acquiror may reasonably require and will cause the Company's officers and those of its Subsidiaries to furnish the Acquiror with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries relating to the Assets and the Stores as the Acquiror may from time to time reasonably request, provided that no investigation pursuant to this Section 4.5(c) shall affect or be deemed to modify any of the representations or warranties made by the Company or any of the Operating Subsidiaries and each representation and warranty shall survive such investigation.

     (d) Between the date hereof and the Closing Date, the Company and the Operating Subsidiaries will provide the firms retained by Acquiror to deliver the Solvency Opinion and the Reasonably Equivalent Value Opinion, and each of their respective employees and authorized representatives, reasonable access during normal business hours to all employees, offices, warehouses and other facilities and to all books and records of the Company and each of its Subsidiaries, including the Operating Subsidiaries, and will permit such firms to make such inspections as reasonably required in order to obtain the information necessary to render the Solvency Opinion and the Reasonably Equivalent Value Opinion. The Company will cause its officers and those of its Subsidiaries to furnish such firms with such financial and operating data and other information with respect to the financial condition, business, operations and properties of the Company and its Subsidiaries as such firms may from time to time reasonably request in the course of their investigation. It is expressly understood among the parties that during the course of their engagement and at any time thereafter, the firms retained by Acquiror to deliver the Solvency Opinion and the Reasonably Equivalent Value Opinion will not provide confidential information of the Company or any of its Subsidiaries to the Acquiror. Notwithstanding the foregoing, such firms will be permitted to review such aspects of the confidential information as they deem appropriate in their professional judgment and report to the Acquiror concerning their satisfaction with the results of such review on rendering the opinions to Acquiror contemplated by Section 4.7 and Section 4.8 without disclosing the content of the confidential information reviewed by them to Acquiror.

     (e) Between the date hereof and the Closing Date, the Company shall furnish to the Acquiror no later than one (1) business day following delivery thereof to management of the Company, such weekly and monthly financial statements and other data (financial, operational or otherwise) relating to the operation of the Stores as are regularly prepared for distribution to Company management.

4.6 Notice of Developments.

     (a) Prior to the Closing Date, each of the parties hereto shall promptly notify the other in writing of all events, circumstances, facts and occurrences, whether arising prior to or subsequent to the date of this Agreement, that will or are reasonably likely to result in any breach of a representation or warranty or covenant made by the notifying party in this Agreement or in any failure to be satisfied of any condition to the obligations of the party receiving such notice under this Agreement.

     (b) Should any event, circumstance, fact or occurrence relating to events after the date hereof require any change to any Schedule provided by the Company or the Operating Subsidiaries hereunder, the Company and the Operating Subsidiaries shall promptly deliver to Acquiror a supplement to such Schedule (a "Schedule Supplement") specifying such change. Upon receipt of any such Schedule Supplement, Acquiror shall have ten (10) days from delivery of each such Schedule Supplement (each, a "Supplement Review Period") to review the contents of and disclosures in each such Schedule Supplement and to request and receive any additional information from the Company and the Operating Subsidiaries relating to the contents and disclosures contained in such Schedule Supplement. At any time through and including the Supplement Review Period, Acquiror shall have the right to notify the Company and the Operating Subsidiaries whether it elects to proceed with the transactions contemplated by this Agreement, or to terminate this Agreement. In the event Acquiror elects to terminate this Agreement, the provisions of Article VII ----------- shall govern and apply for all purposes. The termination of this Agreement by Acquiror pursuant to this Section 4.6(b) as a result of receipt of any such Schedule Supplement which would cause a representation -------------- or warranty of the Company or the Operating Subsidiaries to become untrue shall not be or be deemed to be a termination of this Agreement to which the provisions of Section 7.3(a) refers. In the event that --------------- Acquiror does not elect to terminate this Agreement during the Supplement Review Period as a result of receiving any such Schedule Supplement, then Acquiror shall be prohibited from seeking indemnification under Section 8.2(a) with respect to the specific breach of the representation and warranty resulting --------------- from the information included on such Schedule Supplement. Notwithstanding the foregoing, no delivery of any Schedule Supplement pursuant to this Section 4.6(b) will cure any breach of any representation or -------------- warranty of the Company or any Operating Subsidiary contained in this Agreement made as of the date hereof or otherwise limit or affect the remedies available hereunder to Acquiror with respect to such breach.

4.7 Solvency Opinion. Acquiror shall obtain a solvency opinion in the form and substance satisfactory to the Acquiror from a firm selected by the Acquiror providing that the Company and the Operating Subsidiaries are not Insolvent and will not be rendered Insolvent by the transactions contemplated hereby and otherwise addressing the items referenced in Section 3.26(b) as Acquiror deems appropriate (the "Solvency Opinion"). The Solvency Opinion shall permit the Company and the Operating Subsidiaries to reasonably rely thereon, and upon receipt, Acquiror shall provide a copy of the Solvency Opinion to the Company and the Operating Subsidiaries. The Company shall promptly reimburse the Acquiror for the fees of such firm providing the Solvency Opinion up to an aggregate amount that, together with the fees for the Reasonably Equivalent Value Opinion, does not exceed $500,000; provided, however, that at Acquiror's election, such aggregate fee amount may be credited against the Creditor Payment at Closing or against the Holdback Account.

4.8 Reasonably Equivalent Value Opinion. The Acquiror shall obtain a written opinion in the form and substance satisfactory to the Acquiror, from a firm selected by Acquiror providing that the Purchase Price being paid by Acquiror hereunder (taking into account the potential adjustments to the Purchase Price contained in Section 1.3(b)) for the sale of the Assets hereunder by the Company and the Operating Subsidiaries meets or exceeds the reasonably equivalent value of such Assets (the "Reasonably Equivalent Value Opinion"). The Reasonably Equivalent Value Opinion shall permit the Company and the Operating Subsidiaries to reasonably rely thereon, and upon receipt, Acquiror shall provide a copy of the Reasonably Equivalent Value Opinion to the Company and the Operating Subsidiaries. The Company shall promptly reimburse the Acquiror for the fees of such firm providing the Reasonably Equivalent Value Opinion up to an aggregate amount that, together with the fees for the Solvency Opinion, does not exceed $500,000; provided, however, that at Acquiror's election, such aggregate fee amount may be credited against the Creditor Payment at Closing or against the Holdback Account.

4.9 Employees. The Acquiror shall not assume the liability of the Company or the Operating Subsidiaries with respect to the employees for accrued but unpaid salaries (including deferred compensation), wages, vested vacation and sick pay, workers compensation claims, health benefit claims, employer contributions to a Company Employee Benefit Plan (including restorative payments) or incentive compensation, and the Company and the Operating Subsidiaries shall remain responsible for the payment of all the foregoing items through the date that is the earlier of (a) the date of termination of such employee, or (b) the last day of the Transition Period (the "Employee Termination Date"), such payment to be made as soon as practicable after the Employee Termination Date or when such payment would otherwise be due, but in no event later than five (5) business days following the Employee Termination Date; provided, however, that notwithstanding the terms of any Company Employee Benefit Plans to the contrary, the Company shall remit to each of its and its Operating Subsidiaries' Store employees, salary in the amount equal to such employee's accrued but unpaid vacation as of such employee's Employee Termination Date. The Company and the Operating Subsidiaries shall also remain responsible for payment of any and all retention, change in control or other similar compensation or benefits which are or may become payable to the employees in connection with the transactions contemplated hereby, including without limitation, any severance payments or other such obligations to employees in accordance with the terms of the Company Employee Benefit Plans.

4.10 Designation by Acquiror of Acquiring Subsidiaries. No later than five (5) days prior to the Closing Date, Acquiror shall provide a list to the Company and the Operating Subsidiaries designating which Assets acquired hereunder will be acquired, upon the Closing, by certain of Acquiror's Subsidiaries. The Company and the Operating Subsidiaries shall execute all documents necessary to transfer, upon the Closing, such Assets to such designated Acquiror Subsidiaries.

4.11 Acquiror Due Diligence Period. Acquiror shall have the right to conduct due diligence and shall be entitled to review the books, records and operations of the Company and the Operating Subsidiaries and to receive from the Company and any of the Operating Subsidiaries any and all financial, legal and other information necessary in completing its due diligence investigation of the Assets being acquired hereunder. On the fourteenth (14th) date following the date hereof (the "Initial Investigation Period"), Acquiror shall evaluate the status of its due diligence investigation, and the Acquiror, the Company and the Operating Subsidiaries shall mutually agree on a reasonable period of no less than six (6) days in which Acquiror shall be entitled to complete its due diligence investigation following such fourteen (14) day period; provided, however, that in the event the parties are unable to agree on a reasonable period prior to the conclusion of such fourteen (14) day period, such fourteen
(14) day period shall be extended for six (6) days (such extended period as agreed upon among the parties, or if no agreement among the parties is reached, such six (6) day period being herein referred to as the "Extended Investigation Period" and, together with the Initial Investigation Period, the "Due Diligence Period"). In the event the last day of the Due Diligence Period shall fall on a day that is not a Business Day, the next following Business Day shall be the last day of the Due Diligence Period.

4.12 Little Rock Store Lease. Between the date hereof and the Closing Date, the Acquiror and the Company shall enter into a real estate lease (the "Owned Store Lease") with respect to the Owned Store. The Owned Store Lease will become effective immediately following the Closing Date and contain terms reasonably satisfactory to each party that are customary for a similar commercial real estate lease in the same area.

                                   ARTICLE V
                               CLOSING CONDITIONS

5.1 Conditions to Obligation of all Parties. The obligations of the parties to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing Date:

     (a) HSR Act. (i) The waiting periods (and any extensions thereof) applicable to the transaction contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired, and
           (ii) no condition shall have been imposed by any Governmental Authority on the parties hereto adversely impacting the ability of the parties to conduct their respective businesses substantially in the manner such businesses are being conducted as of the date of this Agreement.

     (b) Other Governmental Approvals. All material governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement will have been obtained.

     (c) No Restraining Action. No action, suit, or proceeding before any Court or Governmental Authority will be pending, no investigation by any Governmental Authority will have been commenced against the Acquiror, the Company or any of its Subsidiaries, or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

5.2 Conditions to the Acquiror's Obligations. The obligations of the Acquiror to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing Date, except to the extent waived in writing by the Acquiror:

     (a) Representations and Warranties. Each of the representations and warranties of the Company and the Operating Subsidiaries contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date, without giving effect to any Schedule Supplement; provided, however, that (i) any representation of warranty contained in Article III which contains an express materiality exception shall be accurate in all respects, (ii) any representation or warranty set forth in Section 3.27, Section 3.28, Section 3.29 and Section 3.30, to the extent such representations and warranties address financial performance (A) above the Closing Three Month Revenue Minimum, but below the Closing Three Month Revenue Target, (B) above the Closing Month Revenue Minimum but below the Closing Month Revenue Target, (C) above the Closing Weekly Revenue Minimum but below the Closing Weekly Revenue Target and (D) above the Closing Inventory Minimum but below the Closing Inventory Target, as applicable, shall be accurate in all respects and shall only result in the Purchase Price Reductions contemplated by Section 1.3(b), and (iii) any representation or warranty in Section 3.27, Section 3.28, Section 3.29 and Section 3.30, to the extent such representations and warranties address financial performance at or below the Closing Three Month Revenue Minimum, the Closing Month Revenue Minimum, the Closing Weekly Revenue Minimum and the Closing Inventory Minimum, as applicable, shall be excluded from this Section 5.2(a) and covered by Section 5.2(o) hereof. The Acquiror shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and each of the Operating Subsidiaries, dated as of the Closing Date, to such effect.

     (b) Agreements and Covenants. The Company and the Operating Subsidiaries shall have each performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Acquiror shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and each of the Operating Subsidiaries, dated as of the Closing Date, to such effect.

     (c) No Material Adverse Effect. On or prior to the Closing Date, no event shall have occurred from the date hereof which has a material adverse effect on the Stores or the Assets. The Acquiror shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company and each of the Operating Subsidiaries, dated as of the Closing Date, to such effect.

     (d) Senior Lender Consent. No later than ten (10) days from the date of this Agreement, the Company shall have obtained the consent of its senior lenders set forth on Schedule 3.4, consenting to the Company's and each of the Operating Subsidiaries' execution, delivery and performance of the transactions contemplated hereby.

     (e) Consents and Approvals. The consents listed on Schedule 5.2(e) shall have been received.

     (f) Satisfactory Completion of Due Diligence Investigation by Acquiror. The financial, legal and other due diligence investigation of the Company, each of the Operating Subsidiaries and the Assets being sold hereunder shall have been completed, and Acquiror shall have been satisfied with the results thereof in its discretion; provided, however, that if this Agreement shall not have terminated prior to the date which is immediately following the end of the Due Diligence Period, this condition to closing shall be deemed to have been satisfied.

     (g) Non-Competition and Non-Solicitation Agreement. The Company and the Operating Subsidiaries shall have each entered into an agreement (the "Non-Competition and Non-Solicitation Agreement") with the Acquiror, in substantially the form of Exhibit "B" hereto, pursuant to which, among other things, the Acquiror shall pay to the Company, on behalf of the Company and the Operating Subsidiaries, the Non-Competition Payment at Closing in cash by wire transfer of immediately available funds to an account designated by the Company.

     (h)   Assignment  and Assumption  Agreement.  The Company and the Operating
           Subsidiaries   shall  have  each  entered  into  the  Assignment  and
           Assumption Agreement with the Acquiror.

     (i) Motor Vehicle Titles. The receipt by the Acquiror of certificates of title to all vehicles, whether owned or leased by the Company and the Operating Subsidiaries on the date hereof, which constitute Assets transferred hereunder, endorsed by the Company and the Operating Subsidiaries, as the case may be, together with completed originals of any forms required by the states in which such vehicles are located to transfer the same, free and clear of Encumbrances, other than Permitted Encumbrances.

     (j) UCC-3 Termination Statements. The receipt by the Acquiror of UCC-3 Termination Statements, with evidence of authorization by the appropriate secured party, evidencing the release of the Encumbrances listed on Schedule 3.9, unless such Encumbrances have been released prior to the Closing Date, in which case the Company shall provide UCC financing statement searches from the appropriate governmental officials of the states and counties in which the Assets, are located indicating that there are no financing statements affecting any of the Assets, other than those evidencing Permitted Encumbrances.

     (k) Reasonably Equivalent Value Opinion. The Acquiror shall have received the Reasonably Equivalent Value Opinion, and such opinion shall not have been withdrawn, revoked or modified prior to the Closing Date; provided, however, that Acquiror shall not be entitled to waive this condition.

     (l) Solvency Opinion. The Acquiror shall have received the Solvency Opinion, and such opinion shall not have been withdrawn, revoked or modified prior to the Closing Date; provided, however, that Acquiror shall not be entitled to waive this condition.

     (m) Opinion of Counsel. The Acquiror shall have received the opinion of Hodgson Russ, LLP, counsel for the Company and the Operating Subsidiaries, dated as of the Closing Date, in substantially the form as set forth in Exhibit "C" hereto.

     (n) No Adverse Regulatory Condition. All material consents of Governmental Authorities, including without limitation, those required under the HSR Act, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained to Acquiror's satisfaction and no required approvals, licenses or consents granted by any Governmental Authority (i) with respect to HSR Act matters, shall have imposed any obligation on Acquiror and (ii) with respect to non-HSR Act matters, shall have imposed any material obligation on Acquiror.

     (o) Financial Covenants. The Closing Three Month Revenue and the Closing Month Revenue shall be greater than $10,000,000, the Closing Weekly Revenue shall be greater than $2,350,000 and the Closing Inventory shall be greater than $53,500,000.

5.3 Conditions to the Obligations of the Company and the Operating Subsidiaries. The obligations of the Company and the Operating Subsidiaries to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing, except to the extent waived in writing by the Company and the Operating Subsidiaries:

     (a) Representations and Warranties. Each of the representations and warranties of the Acquiror contained in this Agreement shall be true and correct in all material respects (without duplication of any materiality exception contained in any individual representation or warranty) as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date. The Company and the Operating Subsidiaries shall each have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated as of the Closing Date, to such effect.

     (b) Agreements and Covenants. The Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company and the Operating Subsidiaries shall each have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated as of the Closing Date, to such effect.

     (c) Non-Competition and Non-Solicitation Agreement. The Acquiror shall have entered into the Non-Competition and Non-Solicitation Agreement with the Company and the Operating Subsidiaries.

     (d) Assignment and Assumption Agreement. The Acquiror shall have entered into the Assignment and Assumption Agreement with the Company and the Operating Subsidiaries.

     (e) Opinion of Counsel. The Company shall have received an opinion from Winstead Sechrest & Minick P.C., counsel for the Acquiror, dated as of the Closing Date in substantially the form as set forth in Exhibit "D" hereto.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

6.1 Apportionment. The Company and the Operating Subsidiaries, as the case may be, shall be entitled to all income earned in or from the ownership or operation of the Assets with respect to events occurring prior to and on the Closing Date, and the Acquiror will be entitled to all income earned in or from the ownership or operation of the Assets with respect to events occurring after the Closing Date. Without limiting the generality of the foregoing, all cash receipts received at the Stores on or prior to the Closing Date shall be the property of the Company and the Operating Subsidiaries, as the case may be, and all cash receipts received at the Stores after the Closing Date shall be the property of the Acquiror. The parties hereto agree to cooperate with each other to ensure that any amounts received are delivered to the party entitled to such amounts as provided herein. All property taxes, rent, utilities and amounts under the Store Leases shall be apportioned on an accrual basis as of the close of business on the Closing Date between Acquiror, the Company and the Operating Subsidiaries such that Acquiror shall be responsible only for property taxes, rent, utilities and amounts under the Store Leases with respect to periods occurring after the Closing Date.

6.2 License to Use Name. From and after the Closing, the Company shall grant to the Acquiror and its Subsidiaries for a 30-day transition period a non-exclusive, royalty-free license (the "License") to use the names "Rent-Way," "Home Choice" and "Rentavision" (collectively, the "Company Names"), but only in connection with the business conducted by the Acquiror at the Stores. The License is granted strictly on a non-exclusive basis, and in this regard, the Company shall, after the Closing, have all rights to use and to grant and license to others the right to use the Company Names in whole or in part, in any location and in any manner whatsoever, subject to the terms of the Non-Competition and Non-Solicitation Agreement. The Acquiror acknowledges that as of the Closing it will have no property rights in and to the Company Names other than the License specifically granted herein and will not use the Company Names except pursuant to this Agreement. The License shall not be sublicensed or assigned by the Acquiror in any manner, except that the Acquiror may assign the License to any direct or indirect wholly-owned subsidiary of the Acquiror (i) in connection with a transfer of some or all of the operations to such entity and
(ii) in connection with the matters as contemplated by Section 4.10 hereof (such entities together being referred to as a "Permitted Transferee") provided that prior to such transfer, the Permitted Transferee agrees to be bound by the provisions of the License and the Acquiror and the Acquiror continue to be liable for breach of the License by the Permitted Transferee.

6.3 Account Store Acquisition Option. For a period of thirty (30) days from the date immediately following the Closing Date (the "Transition Period"), Acquiror shall be entitled, upon delivery of written notice to the Company or the Operating Subsidiaries, as the case may be (an "Additional Store Notice"), to assume from the Company and any of the Operating Subsidiaries, as the case may be, the real estate lease (and the fixtures related thereto) at no additional cost for any of the Account Stores. In the event Acquiror exercises its rights under this Section 6.3, Acquiror, the Company and the Operating Subsidiaries shall enter into an assignment and assumption agreement with respect to such real estate lease containing terms reasonably satisfactory to the parties and including terms at a minimum of which, shall provide that Acquiror shall only assume the obligations of the Company and the Operating Subsidiaries under such real estate lease for obligations attributable to periods following such assumption.

6.4 Transition Period; Access to Stores; Cooperation.

     (a) With respect to each Account Store, the Company and each of the Operating Subsidiaries will provide access to each of the Account Stores through the Transition Period. Neither the Company, any of the Operating Subsidiaries nor any of their representatives shall remove any vehicles, fixtures, equipment or any other item from the Account Stores during the Transition Period. The Company and each of the Operating Subsidiaries shall reasonably cooperate with Acquiror in the transition of the Assets and business operations to Acquiror, including without limitation, providing staffing of the Company's and its Operating Subsidiaries' employees to Acquiror sufficient to permit the transition of such Account Store operations. The Company and the Operating Subsidiaries acknowledge that all such personnel utilized shall be the employees of the Company or the Operating Subsidiaries, as the case may be (the "Transition Personnel"). The duties of the Transition Personnel shall include without limitation
           (i)  the  winding  down of the  business  operations  of the  Account
           Stores, (ii) the transfer of inventory and customer accounts to designated stores of the Acquiror, (iii) the transitioning of customer relationships to such Acquiror stores, (iv) assistance with respect to the conversion of customer account records of the Account Stores to Acquiror's computer information system, and (v) other similar type duties.

     (b) The Company and the Operating Subsidiaries shall be jointly and severally liable for, and will each indemnify the Acquiror for, only the costs, expenses and liabilities attributable to the operation and transition of the Account Stores during the Transition Period as follows:

            (i) rent, utilities and all obligations, expenses and liabilities under the leases underlying the Account Stores during the Transition Period;

            (ii) lease and related costs applicable to office equipment in the Account Stores during the Transition Period (other than costs of printer cartridges, paper and other consumables associated with the operation of such equipment, which shall be Acquiror's responsibility);

            (iii) the  costs  associated  with  vehicles  owned or leased by the
                  Company or any of the Operating Subsidiaries and used in connection with the Account Stores (other than fuel costs in excess of the costs of fuel in such vehicles as of the Closing
                  Date), including lease costs, insurance costs and maintenance costs; and

            (iv) employee payroll, health and other employee benefits, workers compensation claims, health care claims, employment practices claims (including without limitation, termination and related claims) and all other costs, expenses and liabilities related to the Transition Personnel; provided, however; that Acquiror shall be responsible for liabilities (a) related to third-party injury claims (other than employees of the Company or its Subsidiaries, including the Transition Personnel) arising out of the operation of the Account Stores, and (b) liabilities relating to intentional acts by Transition
                  Employees that are directed by Acquiror and that constitute violation of applicable Law. The Company and the Operating Subsidiaries shall maintain sufficient insurance coverage to cover applicable risks relative to the foregoing. At any time through the Transition Period, the Acquiror may offer employment to such employees of the Company and the Operating Subsidiaries at the Stores as the Acquiror shall determine in its sole discretion at wage or salary levels acceptable to the Acquiror, and with employee benefits that are acceptable to the Acquiror.

         Acquiror shall be responsible for all other costs in connection with the operation of the Account Stores during the Transition Period, such as advertising costs, office equipment consumables referenced above, fuel charges referenced above and office supplies.

6.5 Leased Employees. With respect to the Acquired Stores, the Company and the Operating Subsidiaries shall lease to Acquiror through the Transition Period such employees of the Company or the Operating Subsidiaries as may be designated by Acquiror. Such employees shall at all times remain the employees of the Company or the Operating Subsidiaries, as the case may be (the "Leased Employees"). The Company and the Operating Subsidiaries shall be jointly and severally liable for, and will each indemnify the Acquiror for, all costs, expenses and liabilities of such Leased Employees, including without limitation, employee payroll, health and other employee benefits, workers compensation claims, health care claims, employment practices claims (including without limitation, termination and related claims) and all other costs, expenses and liabilities related to such Leased Employees attributable to the Transition Period; provided, however, that Acquiror shall be responsible only for liabilities (i) related to third-party injury claims (other than employees of the Company or its Subsidiaries, including the Transition Personnel) arising out of the operation of the Account Stores, and (ii) liabilities relating to intentional acts by Transition Employees that are directed by Acquiror and that constitute violation of applicable Law. At any time through the Transition Period, the Acquiror may offer employment to such employees of the Company and the Operating Subsidiaries at the Stores as the Acquiror shall determine in its sole discretion at wage or salary levels acceptable to the Acquiror, and with employee benefits that are acceptable to the Acquiror.

6.6 Tax Matters. The Company shall be responsible for the timely payments of, and shall indemnify and hold harmless the Acquiror against, all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, firearm, ammunition, license and other similar taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. The Company shall prepare and timely file all tax returns required to be filed in respect of Transfer Taxes; provided, however, that the Acquiror shall be permitted to prepare any such Tax Returns that are the primary responsibility of the Acquiror under applicable Law.

6.7 Transition of Acquired Stores. With respect to the Acquired Stores, during the Transition Period the Company and the Operating Subsidiaries shall make available to the Acquiror and the Acquiror's employees Company personnel and, if necessary, any software not included in the Assets transferred hereunder necessary to effect an orderly transition from the Company's and the Operating Subsidiaries' management information systems to the Acquiror's systems.

                                   ARTICLE VII
                                   TERMINATION

7.1 Termination. This Agreement may be terminated by written notice to the non-terminating party at any time prior the Closing Date:

     (a) by mutual written consent of the Acquiror, the Company and the Operating Subsidiaries;

     (b) by Acquiror, if, on or after February 1, 2003, any action, suit or proceeding before any Court or Governmental Authority is pending, or any investigation by any Governmental Authority has been commenced, against the Acquiror, the Company or any of the Company's Subsidiaries, or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions;

     (c) by Acquiror, if the Company or the Operating Subsidiaries have breached any covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company or the Operating Subsidiaries shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) or Section 5.2(b) would not be satisfied (a "Terminating Company Breach") and such Terminating Company Breach is either not capable of being cured prior to the Closing or, if such breach is capable of being cured, is not so cured by the Company or the Operating Subsidiaries within a reasonable amount of time (but in any event prior to the Closing);

     (d) by the Company or the Operating Subsidiaries, if Acquiror shall have breached any covenant or agreement set forth in this Agreement, or if any representation or warranty of the Acquiror shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) or Section 5.3(b) would not be satisfied (a "Terminating Acquiror Breach") and such Terminating Acquiror Breach is either not capable of being cured prior to the Closing or, if such breach is capable of being cured, is not so cured by the Acquiror within a reasonable amount of time (but in any event prior to the Closing);

     (e) by Acquiror, if the condition set forth in Section 5.2(d) shall not have been satisfied;

     (f) by either Acquiror or the Company and the Operating Subsidiaries, if there shall be an Order which is final and nonappealable preventing the consummation of the transactions contemplated hereby, unless the party relying on such Order has not complied with its obligations under Section 4.2 hereof;

     (g) by either Acquiror or the Company and the Operating Subsidiaries, if the transactions contemplated hereby shall not have been consummated on or before February 28, 2003; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(g) shall not be available to any party whose failure to fulfill any of the obligations contained in this Agreement have been the cause of, or resulted in, the failure of the transactions contemplated hereby to have occurred on or prior to the aforementioned date; and provided, further, that this Agreement may be extended by written notice of either the Acquiror, the Company or the Operating Subsidiaries for up to sixty (60) days from February 28, 2003 if the transactions contemplated hereby have not been consummated as a result of the conditions set forth in Section 5.1(a), Section 5.1(c) or Section 5.2(n) not being satisfied; provided, further, that this Agreement may be extended by Acquiror by written notice for up to a period not to exceed sixty (60) days from February 28, 2003 if Acquiror, the Company, the Operating Subsidiaries or any of the firms engaged to provide the opinions referenced in Section 4.7 and Section 4.8 hereof shall have received an oral or written threat of litigation of the nature contemplated by Section 5.1(c).


     (h) by the Acquiror, from the date hereof through the date that is the last day of the Due Diligence Period;

     (i)   by Acquiror, as provided in Section 1.3(c).

         The right of any party hereto to terminate this Agreement pursuant to
Section 7.1 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

7.2 Automatic Termination. This Agreement shall terminate if either the condition set forth in Section 5.2(k) or Section 5.2(l) shall not have been satisfied on February 28, 2003, unless such date has been extended by Acquiror pursuant to the third proviso in Section 7.1(g), in which termination shall occur on such extended date. The termination of this Agreement pursuant to this
Section 7.2 shall be the sole remedy of the Company and the Operating Subsidiaries with respect to the failure of the condition set forth in Section 5.2(k) or Section 5.2(l) to be satisfied.

7.3 Effect of Termination.

     (a) Except with respect to Section 4.4, Section 4.5(b), the provisions of this Article VII and Article IX of this Agreement, each of which shall survive termination, in the event of termination of this Agreement pursuant to Section 7.1 or Section 7.2, this Agreement will forthwith be terminated, there will be no liability on the part of the Acquiror, the Company or the Operating Subsidiaries or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease; provided, however, that if this Agreement is terminated by a party due to the breach of the Agreement by the other party or because one or more conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     (b)   In the event  that this  Agreement  is  terminated  (i)  pursuant  to
           Section 7.1(e) or Section 7.1(i), the Company shall pay or cause to be paid to Acquiror, within two (2) Business Days from the date of termination, an amount equal to Acquiror's actual and reasonably documented Expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby or (ii) pursuant to Section 7.2, the Company shall pay or cause to be paid to Acquiror, within two (2) Business Days from the date of termination, an amount equal to (A) Acquiror's actual and reasonably documented Expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby and (B) the aggregate fees of the firms engaged to provide the opinions referenced in Section 4.7 and Section 4.8, such aggregate fees not to exceed $500,000. The rights hereunder are in addition to, and not in limitation of, any other right or remedy (legal, equitable or otherwise) which may be available to Acquiror.

7.4 Amendment. Subject to the requirements of Law, this Agreement may be amended by the parties hereto only by action taken by or on behalf of their respective boards of directors or applicable governing body at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

7.5 Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations or warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

7.6 Expenses. Except as set forth in Section 7.3(b) hereof, all Expenses incurred by the parties hereto will be borne solely and entirely by the party which as incurred such expenses.

                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1 Survival of Representations and Warranties. All of the representations and warranties of the Company and the Operating Subsidiaries contained in Article III of this Agreement, the certificates delivered pursuant to Section 5.2(a),
Section 5.2(b) and Section 5.2(c) and any other document delivered pursuant to this Agreement shall survive Closing and the consummation of the transactions contemplated hereby and shall continue in full force and effect for the four-year period following the Closing Date, with the exception that Section
3.10 shall survive for a period of ninety (90) days following the Closing Date.

8.2 Indemnification by the Company and the Operating Subsidiaries. Subject to the other provisions of this Article VIII, from and after the Closing, the Company and the Operating Subsidiaries shall jointly and severally indemnify and hold the Acquiror and its officers, directors, employees, attorneys and agents harmless from, against and in respect of any and all claims, demands, lawsuits, proceedings, losses, judgments, restitution, assessments, taxes, costs of abatement, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties, reasonable attorneys' fees and costs and costs of investigation (all of the foregoing hereinafter referred to collectively as "Indemnity Claims"), which arise or result from and to the extent they are attributable to:

     (a) the untruth, breach or failure of any representation or warranty made by the Company or the Operating Subsidiaries pursuant to this Agreement or any other agreement or document executed and delivered by the Company or the Operating Subsidiaries in connection with the transactions contemplated hereby;

     (b) the breach of, or failure to perform, any of the covenants, commitments, agreements or obligations of the Company or the Operating Subsidiaries under or contained in this Agreement or any other agreement or document executed and delivered by the Company or the Operating Subsidiaries in connection with the transactions contemplated hereby;

     (c) the noncompliance with the provisions of any bulk sales laws, including, without limitation, the bulk transfer provisions of the Uniform Commercial Code of any state or any similar statute, if and to the extent applicable to the transactions contemplated by this Agreement;

     (d)   the Excluded Assets;

     (e) the continued sponsorship by the Company of the Company Employee Benefit Plans and any and all liability for violations under COBRA occurring prior to the Closing Date, it being understood and agreed to by the parties that the sponsorship and maintenance of any Company Employee Benefit Plans shall in no way be the responsibility of the Acquiror on or after the Closing Date;

     (f) any Tax Claim asserted against Acquiror with respect to any Taxes relating to the Assets or the operations of the Company or the Operating Subsidiaries attributable to periods on or before the Closing Date and as otherwise set forth in Section 6.6;

     (g)   any Indemnity Claims related to the Transition Period as set forth in
           Section 6.4 and Section 6.5;

     (h) any product or component thereof manufactured by, or any services provided by, the Company or the Operating Subsidiaries in whole or in part;

     (i) all liabilities of the Company and its Subsidiaries, other than Assumed Liabilities;

     (j) any WARN Act and similar state or local Law liability that may result from an employment loss, as defined by 29 U.S.C. Section 2101(a)(6), caused by any action of the Company or the Operating Subsidiaries on or before the last day of the Transition Period or by the Acquiror's decision not to hire previous employees of the Company or the Operating Subsidiaries related to the Stores;

     (k) payments made under Rental Purchase Agreements by customers of the Company or any of its Subsidiaries on or before the Closing Date;

     (l) any costs, expenses or amounts (other than the payment of fees which is covered by Section 4.7 and Section 4.8 hereunder) payable by the Acquiror to the firms providing the opinions referenced in Section
           4.7 and Section 4.8 hereof reasonably relating to or reasonably associated with the delivery of such opinions by such firms; and

     (m) any other debts, liabilities or obligations of the Company or the Operating Subsidiaries, whether accrued, absolute, contingent, known, unknown or otherwise, but excluding the Assumed Liabilities.

8.3 Indemnification by the Acquiror. Subject to the other provisions of this
Article VIII, from and after the Closing the Acquiror shall indemnify and hold the Company and the Operating Subsidiaries and their respective officers, directors, employees, attorneys and agents harmless from, against and in respect of any and all Indemnity Claims which arise or result from and to the extent they are attributable to:

     (a) the untruth, breach or failure of any representation or warranty made by the Acquiror pursuant to this Agreement or any other agreement or document executed and delivered by the Acquiror in connection with the transactions contemplated hereby;

     (b) the breach of, or failure to perform, any of the covenants, commitments, agreements or obligations of the Acquiror under or contained in this Agreement or any other agreement or document executed and delivered by the Acquiror in connection with the transactions contemplated hereby; or

     (c)   the Assumed Liabilities.

8.4 Holdback Amount; Right of Set Off.

     (a) On the Closing Date, Acquiror shall withhold the Holdback Amount for the payment of claims asserted against the Company or any of the Operating Subsidiaries and to provide for the payment in part the indemnification rights of the Acquiror for a period of eighteen (18) months following the Closing Date. Upon notice to the Company and the Operating Subsidiaries, the Acquiror may set-off against the Holdback Amount any amount to which it may be entitled under this Article
           VIII. The exercise of Acquiror's right ------------ to make an Indemnity Claim for set-off against the Holdback Amount in good faith, whether or not ultimately determined to be justified, shall not be deemed a breach of Acquiror's obligation to deliver the Purchaser Price under this Agreement. Neither the exercise nor the failure to exercise such right of set-off will constitute an election of remedies or otherwise limit Acquiror in any manner in the enforcement of any other remedies that may be available to it.

     (b) On the 90th day following the Closing Date (the "Initial Distribution Date"), the Acquiror shall disburse to the Company, on behalf of the Company and the Operating Subsidiaries, the total of $5,000,000, less the sum of (i) any amounts for Claims to which the Acquiror has exercised its right of set-off pursuant to Section 8.4(a) and (ii) any amounts representing unsatisfied Indemnity Claims --------------- asserted by Acquiror under Section 8.4(a) which are unresolved on the Initial Distribution Date. On the -------------- date that is eighteen (18) months following the Closing Date (the "Final Distribution Date"), upon the execution of all necessary documentation reasonably required by Acquiror, the Acquiror shall disburse to the Company, on behalf of the Company and the Operating Subsidiaries, the amount of the Holdback Amount, less the sum of (i) all amounts for Indemnity Claims to which the Acquiror has exercised its right of set-off pursuant to Section 8.4(a), (ii) any amounts representing unsatisfied Indemnity Claims asserted -------------- by the Acquiror pursuant to Section 8.4(a) which are unresolved on the Final Distribution Date, and --------------- (iii) the amount paid to the Company, on behalf of the Company and the Operating Subsidiaries on the Initial Distribution Date. At such time that any Indemnity Claims which are unresolved on the Final Distribution Date are subsequently resolved and which the Company and the Operating Subsidiaries would have been entitled to additional amounts paid out from the Holdback Amount (the "Excess"), then Acquiror shall deliver the Excess to the Company, on behalf of the Company and the Operating Subsidiaries, within five (5) business days of the final resolution of such Indemnity Claims. Notwithstanding the foregoing, no portion of the Holdback Amount shall be paid to the Company, on behalf of the Company and the Operating Subsidiaries, until all Liens against the Assets shall have been released of record.

8.5 Method of Asserting Indemnity Claims, Etc. All claims for indemnification by any party under this Section 8.5 shall be asserted and resolved as follows:

     (a) In the event that any claim or demand in respect of which any party would be entitled to indemnification hereunder is asserted against such party by a third party (a "Third Party Claim"), said party shall within ninety (90) days thereof notify the indemnifying party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be conclusive of the final amount of such claim or demand (the "Indemnity Claim Notice"); provided, however, that the failure to notify the indemnifying party of the commencement of such Indemnity Claim within such ninety (90) day period will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party conclusively demonstrates that the defense of such action was prejudiced by the indemnifying party's failure to give such Indemnity Claim Notice. The indemnifying party shall have thirty (30) days from the personal delivery or mailing of the Indemnity Claim Notice (the "Notice Period") to notify the indemnified party (i) whether or not it disputes entitlement of the indemnified party to indemnification hereunder with respect to such claim or demand, and (ii) whether or not it desires at no cost or expense to the indemnified party, to defend the indemnified party against such claim or demand; provided, however, that any indemnified party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the indemnifying party and that are not materially prejudicial to the indemnifying party. In the event that the indemnifying party notifies the indemnified party within the Notice Period that it desires to defend the indemnified party against such claim or demand and except as hereinafter provided, the indemnifying party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the indemnified party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any claim or demand which the indemnifying party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third cross complaint against any person. No claim may be settled without the consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such indemnified party and indemnifying party, if (i) such indemnified party has available to it defenses which are in addition to those available to the indemnifying party, (ii) such indemnified party has available to it defenses which are inconsistent with the defenses available to the indemnifying party, or (iii) a conflict exists or may reasonably be expected to exist in connection with the representation of both such indemnified party and indemnifying party by the legal counsel chosen by the indemnifying party, such indemnified party shall have the right to select its own legal counsel subject to the approval of such legal counsel by the indemnifying party, such approval not to be unreasonably withheld. If such indemnified party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the indemnifying party pursuant to this Article VIII, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the indemnifying party; provided, however, that under no circumstances will the indemnifying party be obligated to indemnify such indemnified party against the fees and expenses of more than one legal counsel selected by such indemnified party in connection with a single claim (notwithstanding the number of persons against whom the Third Party Claim may be asserted). To the extent an Indemnity Claim with respect to indemnification of representations and warranties is made within the survival period set forth in Section 8.1, such Indemnity Claim shall survive until such Indemnity Claim is resolved pursuant to the provisions of Section 8.4 and Section 8.5 hereof, notwithstanding the expiration of the applicable survival period set forth in Section 8.1.

     (b) In the event any indemnified party should have an indemnification claim hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the indemnified party shall send an Indemnity Claim Notice with respect to such claim to the indemnifying party and, if applicable, otherwise comply with the provisions of this Section 8.5. Any Inventory Condition Indemnity Claim shall be made no later than ninety (90) days after closing.

8.6 Limitation on Amount - Company and Operating Subsidiaries.

     (a) The Company and the Operating Subsidiaries shall have no liability with respect to the matters described under Section 8.2(a) until the aggregate of all Indemnity Claims for which indemnity would otherwise be payable by them exceeds $100,000 (the "Company Basket"); provided, however, that in the event that the Indemnity Claims to which the Acquiror shall be entitled exceed the Company Basket, the Company and the Operating Subsidiaries shall be responsible for the total amount of such Indemnity Claims without giving effect to the Company Basket, but in no case shall the liability of the Company and the Operating Subsidiaries with respect to matters set forth in Section 8.2(a) hereunder exceed the Purchase Price. However, this Section 8.6 will not apply to, and the Company's and the Operating Subsidiaries' obligations hereunder shall be unlimited for any breach of the Company's or the Operating Subsidiaries' representations and warranties of which the Company or the Operating Subsidiaries had knowledge at any time prior to the date on which such representation and warranty is made.

     (b) In the event that (i) an Indemnity Claim is made by Acquiror with respect to the condition of the Store inventory sold hereunder as of the Closing Date pursuant to a breach of Section 3.10, (an "Inventory Condition Indemnity Claim"), and (ii) the Closing Inventory (net of 30-days past due) exceeds $54,500,000, then such Inventory Condition Indemnity Claim shall be reduced by the amount in which the Closing Inventory (net of 30-days past due) exceeds $54,500,000.

8.7 Limitation on Amount - Acquiror. Acquiror shall have no liability with respect to the matters described under Section 8.3(a) until the aggregate of all Indemnity Claims for which indemnity would otherwise be payable by Acquiror exceeds $100,000 (the "Acquiror Basket"); provided, however, that in the event that the Indemnity Claims to which the Company or the Operating Subsidiaries shall be entitled to exceed the Acquiror Basket, the Acquiror shall be responsible for the total amount of such Indemnity Claims without giving effect to the Acquiror Basket, but in no case shall the liability of the Acquiror with respect to matters set forth in Section 8.3(a) hereunder exceed the Purchase Price.

8.8 Insurance and Tax Benefit. In calculating any amount due under this Article VIII with respect to Indemnity Claims, such Indemnity Claims shall be reduced by
(a) any amounts actually recovered by the indemnified party under insurance policies or third party indemnification obligations or other rights of recovery with respect to such Indemnity Claims, and (b) the amount of any Net Tax Benefit realized by the indemnified party from the incurrence or payment of such Indemnity Claims.

                                   ARTICLE IX
                               GENERAL PROVISIONS

9.1      Certain Definitions.  For purposes of this Agreement:
         -------------------

         "Account Stores" has the meaning set forth in Section 1.2(d) hereof.

         "Acquired Stores" has the meaning set forth in Section 3.8 hereof.

         "Acquiror" means Rent-A-Center, Inc., a Delaware corporation, and its successors and assigns.

         "Acquiror Basket" has the meaning set forth in Section 8.7.

         "Acquisition Proposal" has the meaning set forth in Section 4.3 hereof.

         "Additional Store Notice" has the meaning set forth in Section 6.3 hereof.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Assets" has the meaning set forth in Section 1.1 hereof.

         "Assignment and Assumption Agreement" means that certain Bill of Sale, Assignment and Assumption Agreement to be entered into among the parties at Closing effecting the sale of the Assets to Acquiror hereunder.

         "Assumed Liabilities" has the meaning set forth in Section 1.5(b) hereof.

         "Business Day" shall mean any day other than a day on which banks in the State of Texas or the State of New York are authorized or obligated to be closed.

         "Claim" means a right to payment or property, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

         "Closing" means a meeting, which will be held in accordance with
Section 1.6 hereof, of all Persons interested in the transactions contemplated by the Agreement at which all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

         "Closing Date" means the date of the Closing as determined pursuant to
Section 1.6 hereof; provided, however, that if the Closing Date shall fall on a date that is not a Business Day, the next following Business Day shall be the Closing Date.

         "Closing Date Payment" has the meaning set forth in Section 1.3 hereof.

         "Closing Inventory" has the meaning set forth in Section 3.30 hereof.

         "Closing Inventory Minimum" has the meaning set forth in Section 3.30 hereof.

         "Closing Inventory Target" has the meaning set forth in Section 3.30 hereof.

         "Closing Month Revenue" has the meaning set forth in Section 3.28 hereof.

         "Closing Month Revenue Minimum" has the meaning set forth in Section
3.28 hereof.

         "Closing Month Revenue Target" has the meaning set forth in Section
3.28 hereof.

         "Closing Three Month Revenue" has the meaning set forth in Section 3.27 hereof.

         "Closing Three Month Revenue Minimum" has the meaning set forth in
Section 3.27 hereof.

         "Closing Three Month Revenue Target" has the meaning set forth in
Section 3.27 hereof.

         "Closing Weekly Revenue" has the meaning set forth in Section 3.29 hereof.

         "Closing Weekly Revenue Minimum" has the meaning set forth in Section
3.29 hereof.

         "Closing Weekly Revenue Target" has the meaning set forth in Section
3.29 hereof.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and Regulations promulgated thereunder.

        "Commission" means the United States Securities and Exchange Commission.

         "Company" means Rent-Way, Inc., a Pennsylvania corporation, and its successors and assigns.

         "Company Basket" has the meaning set forth in Section 8.6 hereof.

         "Company Employee Benefit Plans" has the meaning set forth in Section
3.24 hereof.

         "Company ERISA Affiliate" has the meaning set forth in Section 3.24 hereof.

         "Company Names" has the meaning set forth in Section 6.2 hereof.

         "Company's Audited Consolidated Financial Statements" means the consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2000 and September 30, 2001 and the related consolidated statements of operations, shareholders equity and cash flows for the years ended September 30, 1999, 2000 and 2001, together with the notes thereto, all as audited by Pricewaterhouse Coopers, LLP, the Company's independent accountants, under their report with respect thereto dated December 20, 2001, and included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 filed with the Commission.

         "Company's Consolidated Balance Sheet" means the consolidated balance sheet of the Company as of September 30, 2001, included in the Company's Consolidated Financial Statements.

         "Company's Consolidated Financial Statements" means the Company's Audited Consolidated Financial Statements and the Company's Unaudited Consolidated Financial Statements.

         "Company's Unaudited Consolidated Financial Statements" means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2002 and the related consolidated statements of income, stockholder equity and cash flows for the three month periods ended June 30, 2002 and June 30, 2001, together with the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the Commission.

         "Confidentiality Agreement" has the meaning set forth in Section 4.5(a) hereof.

         "Court" means any court or arbitration tribunal of the United States or any domestic state, and any political subdivision thereof.

         "Creditor Payment" has the meaning set forth in Section 1.3 hereof.

         "Debt" means liability on a Claim.

         "Designated Date" shall mean the date (or if such date is not a Business Day, the next following Business Day) that is the earlier of (x) January 31, 2003 and (y) the date that is the fifth day after the date upon which all of the conditions to the Closing set forth in Section 5.1(a) and
Section 5.2(n) are satisfied; provided, however, that the Acquiror shall have been provided, and the Designated Date shall be extended for (i) the entire ten
(10) day period contemplated in Section 1.1(f) with respect to the identification of vehicles acquired hereunder, (ii) the entire period contemplated by Section 4.11 pertaining to Acquiror's due diligence right, (iii) the entire Supplement Review Period to evaluate any Supplemental Schedule as set forth in Section 4.6(b), (iv) the entire period, including any extension thereof, contemplated by Section 7.1(g) with respect to the delivery of the opinions contemplated by Section 5.2(k) and Section 5.2(l); and (v) the five (5) day period as contemplated by Section 4.10 with respect to the identification of Acquiror affiliates acquiring the Assets hereunder.

         "Due Diligence Period" has the meaning set forth on Section 4.11 hereof.

         "Employee Termination Date" has the meaning set forth in Section 4.9 hereof.

         "Encumbrances" has the meaning set forth in Section 1.1 hereof.

         "Environmental Law or Laws" means any and all Laws, statutes, ordinances, rules, Regulations, or Orders of any Governmental Authority pertaining to human health or the environment currently in effect and applicable to a specified Person and its Subsidiaries, including but not limited to the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Emergency Planning and Right-to-Know Act, as amended, the Hazardous Materials Transportation Authorization Act, as amended, the Oil Pollution Act of 1990, as amended, any state or local Laws implementing the foregoing federal Laws, and all other Laws pertaining to the protection of human health and the environment (inclusive, in each case, of all regulations issued thereunder). For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that, to the extent the Laws of the state or locality in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in CERCLA, such broader meaning will apply within the jurisdiction of such state or locality, and the term "hazardous substance" will include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

         "Excess" has the meaning set forth in Section 8.4(b) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

         "Excluded Assets" has the meaning set forth in Section 1.2 hereof.

         "Expenses" means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the consummation of the transactions contemplated hereby.

         "Extended Due Diligence Period" has the meaning set forth in Section
4.11 hereof.

         "Final Distribution Date" has the meaning set forth in Section 8.4(b) hereof.

         "Form 8594" means Form 8594, Asset Acquisition Statement under Section 1060 of the Code.

         "GAAP" means accounting principles generally accepted in the United States consistently applied by a specified Person.

         "Governmental Authority" means any governmental agency or authority (other than a Court) of the United States or any domestic state, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers.

         "Holdback Amount" has the meaning set forth in Section 1.3 hereof.

         "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

         "Idle Inventory" has the meaning set forth in Section 1.1(d) hereof.

         "Indemnity Claim Notice" has the meaning set forth in Section 8.5 hereof.

         "Indemnity Claims" has the meaning set forth in Section 8.2 hereof.

         "Initial Distribution Date" has the meaning set forth in Section 8.4(b) hereof.

         "Initial Due Diligence Period" has the meaning set forth in Section
4.11 hereof.

         "Initial Investigation Period" has the meaning set forth in Section
4.11 hereof.

         "Insolvent" has the meaning set forth in Section 3.26 hereof.

         "Inventory Condition Indemnity Claim" has the meaning set forth in
Section 8.6(b) hereof.

         "IRS" means the United States Internal Revenue Service.

         "Law" means all laws, statutes, ordinances and Regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of Law in such jurisdiction.

         "Leased Employees" has the meaning set forth in Section 6.5 hereof.

         "License" has the meaning set forth in Section 6.2 hereof.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         "Net Tax Benefit" means the excess of (i) Taxes that would have been incurred by the indemnified party if the applicable Indemnity Claim had not been incurred by the indemnified party, and (ii) the actual Taxes payable by the indemnified party (such Taxes being determined on a "grossed up" basis after taking into account amounts calculated to be due hereunder).

         "Non-Competition and Non-Solicitation Agreement" has the meaning set forth in Section 5.2(g) hereof.

         "Non-Competition Payment" has the meaning set forth in Section 1.3 hereof.

         "Notice Period" has the meaning set forth in Section 8.5 hereof.

         "Operating Subsidiaries" means Rent-Way Michigan and TTIG, collectively.

         "Operating Subsidiary" means Rent-Way Michigan and TTIG, individually.

         "Order" means any judgment, order or decree of any Court or Governmental Authority, federal, foreign, state or local.

         "Owned Store" means that certain Company-owned Store located at 1600 S. Main Street, Little Rock, Arkansas.

         "Owned Store Lease" has the meaning set forth in Section 4.12 hereof.

         "Permit" means any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any Governmental Authority.

         "Permitted Encumbrances" means the following:

            (1) Liens for Taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that the specified Person or one of its Subsidiaries will have set aside on its books adequate reserves with respect thereto;

            (2) Mechanics' and materialmen's Liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries will have set aside on its books adequate reserves with respect thereto.

            (3) Liens in respect of judgments or awards with respect to which the specified Person or one of its Subsidiaries will in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which such Person or such Subsidiary will have secured a stay of execution pending such appeal or such proceeding for review; provided that, such Person or such Subsidiary will have set aside on its books adequate reserves with respect thereto;

            (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person or any of its Subsidiaries; provided that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held;

            (5) any Lien or privilege vested in any lessor or licensor for rent or other obligations of a specified Person or any of its Subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent; and

            (6) encumbrances which secure deposits of public funds as required by Law.

         "Permitted Transferee" has the meaning set forth in Section 6.2 hereof.

         "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but does not include a Governmental Authority or Court.

         "Profit and Loss Statement" and "Profit and Loss Statements" each has the meaning set forth in Section 3.6(a) hereof.

         "Purchase Price" has the meaning set forth in Section 1.3 hereof.

         "Purchase Price Reduction" has the meaning set forth in Section 1.3(b) hereof.

         "Reasonably Equivalent Value Opinion" has the meaning set forth in
Section 4.8 hereof.

         "Regulation" means any rule or regulation of any Governmental Authority having the effect of Law.

         "Relevant Group" has the meaning set forth in Section 3.23(b) hereof.

         "Rent-Way Michigan" means Rent-Way of Michigan, Inc., a Delaware corporation and wholly owned subsidiary of the Company.

         "Rental Purchase Agreements" has the meaning set forth in Section 1.1(a) hereof.

         "Reports" means, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority (other than the Commission).

         "Revenue Purchase Price Reductions" has the meaning set forth in
Section 1.3(b)(ii) hereof.

         "SEC Reports" means (i) all Annual Reports on Form 10-K promulgated under the Exchange Act, (ii) all Quarterly Reports on Form 10-Q promulgated under the Exchange Act, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8-K promulgated under the Exchange Act and (v) all other reports, schedules, registration statements or other documents required to be filed during a specified period by a Person with the Commission pursuant to the Securities Act or the Exchange Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

         "Schedule Supplement" has the meaning set forth in Section 4.6(b) hereof.

         "Short Average Monthly Revenue Amount" has the meaning set forth in
Section 1.3(b)(i) hereof.

         "Short Average Monthly Revenue Amount Adjustment" has the meaning set forth in Section 1.3(b)(i) hereof.

         "Short Inventory Amount" has the meaning set forth in Section 1.3(b)(iv) hereof.

         "Short Inventory Amount Adjustment" has the meaning set forth in
Section 1.3(b)(iv) hereof.

         "Short Monthly Revenue Amount" has the meaning set forth in Section 1.3(b)(ii) hereof.

         "Short Monthly Revenue Amount Adjustment" has the meaning set forth in
Section 1.3(b)(ii) hereof.

         "Short Weekly Revenue Amount" has the meaning set forth in Section 1.3(b)(iii) hereof.

         "Short Weekly Revenue Amount Adjustment" has the meaning set forth in
Section 1.3(b)(iii) hereof.

         "Solvency Opinion" has the meaning set forth in Section 4.7 hereof.

         "Store" and "Stores" has the meaning set forth in the Recitals.

         "Store Lease" has the meaning set forth in Section 3.8 hereof.

         "Subsidiary" of a specified Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, twenty-five percent (25%) or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or legal entity.

         "Supplement Review Period" has the meaning set forth in Section 4.6(b) hereof.

         "Tax" has the meaning set forth in Section 3.23(a) hereof.

         "Tax Return" has the meaning set forth in Section 3.23(a) hereof.

         "Taxes" has the meaning set forth in Section 3.23(a) hereof.

         "Terminating Acquiror Breach" has the meaning set forth in Section 7.1(d) hereof.

         "Terminating Company Breach" has the meaning set forth in Section 7.1(c) hereof.

         "Termination Fee" has the meaning set forth in Section 7.3(b) hereof.

         "Third Party Claim" has the meaning set forth in Section 8.5 hereof.

         "Transition Period" has the meaning set forth in Section 6.3 hereof.

         "Transition Personnel" has the meaning set forth in Section 6.4 hereof.

         "TTIG" means Rent-Way of TTIG, L.P., an Indiana limited partnership and wholly owned subsidiary of the Company.

         "Undisclosed Liabilities" has the meaning set forth in Section 3.6(c) hereof.

9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and will be deemed to have been duly given, upon receipt, if delivered personally (including by courier or overnight courier), mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses, or sent by electronic transmission to the telecopier number specified below:

                (a)        if to the Acquiror:

                           Rent-A-Center, Inc.
                           5700 Tennyson Parkway, 4th Floor
                           Plano, Texas  75024
                           Attention:  Chief Executive Officer
                           Telecopy:   972-943-0116

                           With a copy to:

                           Winstead Sechrest & Minick P.C.
                           5400 Renaissance Tower
                           1201 Elm Street
                           Dallas, Texas  75270
                           Attention:  Thomas W. Hughes, Esq.
                           Telecopy:   214-745-5390

                (b)        if to the Company or the Operating Subsidiaries:

                           Rent-Way, Inc.
                           One Rent Way Place
                           Erie, Pennsylvania  16505
                           Attention:  Chief Executive Officer
                           Telecopy:   814-461-5401

                           With a copy to:

                           Hodgson Russ, LLP
                           One M&T Plaza, Suite 2000
                           Buffalo, New York  14203-2391
                           Attention:  John J. Zak, Esq.
                           Telecopy:   716-849-0349

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in like manner. Notice given by the telecopier will be deemed delivered on the day the sender receives telecopier confirmation that such notice was reached at the telecopier number of the addressee. Notices delivered personally shall be deemed delivered as of actual receipt and mailed notices shall be deemed delivered three days after mailing.

9.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.5 Entire Agreement. This Agreement (together with all other documents and instruments referred to herein) constitutes the entire agreement among the parties, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

9.6 Assignment. This Agreement may not be assigned by operation of Law or otherwise, except that Acquiror may assign, transfer or convey this Agreement and the rights, interests and obligations hereof to any Subsidiary of Acquiror provided that the Acquiror remains bound hereunder.

9.7 Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.8 Failure or Indulgence Not Waiver; Remedies Cumulative; Specific Performance. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not alternative to or exclusive to, and not exclusive of, any rights or remedies otherwise available. Notwithstanding anything to the contrary contained herein, and without limiting any other rights of the Acquiror hereunder, whether in law or in equity, the parties agree that Acquiror shall be entitled to the remedy of specific performance to enforce the obligations of the Company and of the Operating Subsidiaries hereunder.

9.9 Governing Law. THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES). COURTS WITHIN THE STATE OF TEXAS WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (ii) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (iii) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

9.10 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

9.11 No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its affiliates) shall, in any event, be liable to any other party (or its affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

                  [Remainder of page intentionally left blank]

                            ASSET PURCHASE AGREEMENT

                                 Signature Page

         IN WITNESS WHEREOF, the Acquiror, the Company and the Operating Subsidiaries have executed or caused this Agreement to be executed on the date first written above.

                                       RENT-A-CENTER, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                               ---------------------------------


                                       RENT-WAY, INC.


                                       By:
                                         ---------------------------------------
                                         Name:
                                             -----------------------------------
                                         Title:
                                             -----------------------------------

                                       RENT-WAY OF MICHIGAN, INC.


                                       By:
                                         ---------------------------------------
                                         Name:
                                             -----------------------------------
                                         Title:
                                             -----------------------------------

                                       RENT-WAY OF TTIG, L.P.

                                       By: Rent-Way Development, Inc.,
                                           its general partner


                                           By:
                                             -----------------------------------
                                           Name:
                                               ---------------------------------
                                           Title:
                                                --------------------------------

                                   Exhibit "A"

            Form of Bill of Sale, Assignment and Assumption Agreement

         THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of ____________, 2003, is made and delivered pursuant to
Section 1.3 of that certain Asset Purchase Agreement, dated as of December 17, 2002 (the "Asset Purchase Agreement"), by and between RENT-WAY, INC., a Pennsylvania corporation (the "Company"), RENT-WAY OF MICHIGAN, INC., a Delaware corporation and wholly owned subsidiary of the Company ("Rent-Way Michigan"), RENT-WAY OF TTIG, L.P., an Indiana limited partnership and indirect wholly owned subsidiary of the Company ("TTIG" and together with Rent-Way Michigan, the "Operating Subsidiaries"), and RENT-A-CENTER, INC., a Delaware corporation (the "Acquiror"). Unless otherwise indicated, capitalized terms used and not defined herein are as defined in the Asset Purchase Agreement.

         WHEREAS, the Asset Purchase Agreement provides for Acquiror's acquisition of the Assets, as well as the assumption by Acquiror of the Assumed Liabilities.

         NOW, THEREFORE, pursuant to the Asset Purchase Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

         1. Each of the Company and the Operating Subsidiaries hereby sells, transfers, assigns, conveys and delivers to Acquiror, its successors and assigns, forever, without recourse, and except as set forth in the Asset Purchase Agreement, without representation or warranty, all of such entity's right, title and interest in and to the Assets, in each case free and clear of any and all Encumbrances.

         2. It is understood and agreed that the Company and the Operating Subsidiaries are not transferring or assigning to Acquiror any right, title or interest in or to any of the Excluded Assets.

         3. Each of the Company and the Operating Subsidiaries, for itself and for its successors and assigns, hereby covenants and agrees that, without further consideration, at any time and from time to time after the date hereof, it will promptly execute and deliver to Acquiror such further instruments of sale, conveyance, assignment and transfer, and take such other action, all upon the reasonable request of Acquiror, in order to more effectively sell, convey, grant, assign, transfer and deliver all or any portion of the Assets to Acquiror, and to assure and confirm to any other person the ownership of the Assets by Acquiror, and to permit Acquiror to exercise any of the franchises, rights, licenses or privileges intended to be sold, conveyed, assigned, transferred and delivered by such entity to Acquiror pursuant to this Agreement.

         4. Subject to the terms of the Asset Purchase Agreement, including without limitation, the limits and conditions set forth in Section 1.5(b) thereof, Acquiror hereby assumes and agrees to pay, perform, discharge, and satisfy all of the Assumed Liabilities. Acquiror, for itself and its successors and assigns, hereby covenants and agrees that, without further consideration, at any time and from time to time after the date hereof, it will execute and deliver to the Company and the Operating Subsidiaries such further instruments of assumption, and take such other action, all upon the reasonable request of any of the Company or the Operating Subsidiaries, in order more effectively to assume or evidence the assumption of the Assumed Liabilities by Acquiror, and to assure and confirm to any other person the assumption of the Assumed Liabilities by Acquiror.

         5. This Agreement is in accordance with and is subject to all of the representations, warranties, covenants, exclusions and indemnities set forth in the Asset Purchase Agreement, all of which are incorporated herein by reference. In the event of a conflict between the provisions of this Agreement and the provisions of the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall govern.

         6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Texas without giving effect to conflict of laws principles thereof.

         [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company, the Operating Subsidiaries and the Acquiror have caused this Agreement to be executed as of the date first above written.

                                       RENT-WAY, INC.

                                       By:
                                         ---------------------------------------
                                       Name:
                                         ---------------------------------------
                                       Title:
                                         ---------------------------------------


                                       RENT-WAY OF MICHIGAN, INC.

                                       By:
                                         ---------------------------------------
                                       Name:
                                         ---------------------------------------
                                       Title:
                                         ---------------------------------------


                                       RENT-WAY OF TTIG, L.P.

                                       By:  Rent-Way Developments, Inc.
                                       Its: General Partner

                                            By:
                                              ----------------------------------
                                            Name:
                                              ----------------------------------
                                            Title:
                                              ----------------------------------

                                       RENT-A-CENTER, INC.

                                       By:
                                         ---------------------------------------
                                       Name:
                                         ---------------------------------------
                                       Its:
                                         ---------------------------------------

                                   Exhibit "B"

              Form of Non-Competition and Non-Solicition Agreement

                               NON-COMPETITION AND
                           NON-SOLICITATION AGREEMENT

         THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "Agreement") is made and entered into as of ____________, 2003, by and between RENT-WAY, INC., a Pennsylvania corporation (the "Company"), RENT-WAY OF MICHIGAN, INC., a Delaware corporation and wholly owned subsidiary of the Company ("Rent-Way Michigan"), RENT-WAY OF TTIG, L.P., an Indiana limited partnership and indirect wholly owned subsidiary of the Company ("TTIG" and together with Rent-Way Michigan, the "Operating Subsidiaries"), and RENT-A-CENTER, INC., a Delaware corporation (the "Acquiror"). Unless otherwise indicated, capitalized terms used and not defined herein are as defined in the Asset Purchase Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Acquiror, the Company and the Operating Subsidiaries have entered into that certain Asset Purchase Agreement, dated as of December 17, 2002 (the "Asset Purchase Agreement"), pursuant to which Acquiror will acquire certain assets of the Company and the Operating Subsidiaries as more fully set forth in the Asset Purchase Agreement (the "Assets"); and

         WHEREAS, pursuant to the terms and conditions of the Asset Purchase Agreement, Acquiror will acquire the Assets from certain stores operated by the Company and the Operating Subsidiaries (each of which is herein referred to as a "Store" and all of which are listed by location on Schedule 1.1 to the Asset Purchase Agreement), which are engaged in the rent-to-own business (the "Business"); and

         WHEREAS, pursuant to Section 5.2(g) of the Asset Purchase Agreement, Acquiror's purchase of the Assets is conditioned upon the Company's and the Operating Subsidiaries' execution and delivery of a non-competition and non-solicitation agreement; and

         WHEREAS, pursuant to Section 1.3 of the Asset Purchase Agreement, the Acquiror has agreed to pay to the Company and the Operating Subsidiaries a Non-Competition Payment of $500,000 in addition to other good and valuable consideration in connection with the execution and delivery of such non-competition and non-solicitation agreement; and

         WHEREAS, the Acquiror, the Company and the Operating Subsidiaries acknowledge that the value of the Assets includes, without limitation, goodwill associated with such Assets at the Stores where such Assets are located, which is of limited or no value without the non-competition and non-solicitation promises contained herein.

         NOW, THEREFORE, in consideration of the premises and other consideration as herein recited, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Covenant Not to Compete. For a period of four (4) years after the Closing Date, the Company and the Operating Subsidiaries each covenant and agree that they shall not (i) directly or indirectly, including without limitation in the capacity of owner, partner, shareholder, investor, franchisor, franchisee, consultant, lender, or advisor, alone or with others, engage in the business of rent-to-own, rental, lease-purchase, or retail transactions within a seven (7) mile radius around each Store; (ii) solicit for the purpose of the activities described in (i) above, any customer of the Stores reflected on the customer lists set forth in Section 1.1(g) of the Asset Purchase Agreement or those customers of the Stores who are parties to Rental Purchase Agreements as of the Closing Date; and (iii) operate any business within any of the above radiuses that competes with any of Acquiror's rent-to-own stores or the rent-to-own stores of any affiliate of Acquiror in any way; provided, however, that clauses
(i) and (iii) above shall not apply to those stores (excluding the Stores) owned and operated by the Company, the Operating Subsidiaries or any of their affiliates as of the Closing Date. This Section 1 shall not be deemed to prohibit the Company or the Operating Subsidiaries from complying with their respective duties and obligations as set forth in the Asset Purchase Agreement with respect to (y) the Account Stores during the Transition Period; or (z) the Leased Employees or any other of their respective duties or obligations related to the Acquired Stores during the Transition Period.

         2. Agreement Concerning Employees. For a period of two years following the Closing Date, the Company and the Operating Subsidiaries each covenant and agree that they will not, and will not permit any subsidiary or other affiliate of the Company or the Operating Subsidiaries to, directly or indirectly (including without limitation as an owner, partner, shareholder, investor, franchisor, franchisee, lender, consultant or advisor), alone or with others, solicit for employment, hire, employ or otherwise provide compensation for or to any Person who was an employee of the Company or the Operating Subsidiaries at any Store on the Closing Date; provided, however, that the Company and the Operating Subsidiaries may, upon the expiration of the Transition Period, solicit any Person who was an employee of the Company or any Operating Subsidiary on the Closing Date, so long as such Person was not offered employment by the Acquiror on or promptly after the end of the Transition Period. This Section 2 shall not be deemed to prohibit the Company's or the Operating Subsidiaries' (y) employment of or otherwise providing compensation for any employee at any Account Store as the same shall be necessary for the Company or the Operating Subsidiaries, as the case may be, to comply with their respective duties and obligations related to the Account Stores during the Transition Period as set forth in the Asset Purchase Agreement; or (z) from complying with their respective duties and obligations with respect to the Leased Employees or complying with any other of their respective duties and obligations related to the Acquired Stores during the Transition Period as set forth in the Asset Purchase Agreement.

         3. Payment. As contemplated by Section 1.3(a) of the Asset Purchase Agreement, Acquiror shall pay the Non-Competition Payment to the Company at Closing.

         4. Enforcement. The parties hereto agree that the covenants of each of the Company and the Operating Subsidiaries contained in this Agreement are special and unique, that a breach of any term or provision in this Agreement may cause irreparable injury to Acquiror and that remedies at law for the breach of any provision of this Agreement will be inadequate and that, in addition to any other remedies it may have in the event of breach, Acquiror shall be entitled to enforce specific performance of the terms and provisions of this Agreement, to obtain temporary and permanent injunctive relief to prevent the continued breach of such provisions without the necessity of posting bond or proving actual damage. The covenants in this Agreement are independent, and the existence of any claim or cause of action of the Company or the Operating Subsidiaries or any other affiliate of the Company or the Operating Subsidiaries against Acquiror, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement by Acquiror.

         5. Separate Covenants. The parties hereto intend that the covenants contained in Sections 1 and 2 of this Agreement be construed as a series of separate covenants, one for each defined region in each geographic area in which any Store is located. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in Sections 1 and 2 hereof. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then the unenforceable covenant(s) shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced; provided, however, in the event any such unenforceability is caused by such separate covenant(s) being held to be excessively broad as to duration, geographical scope, activity or subject, such separate covenant(s), at the option of Acquiror, shall remain a part of this Agreement and shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the then applicable law.

         6. Tolling of Term. If, during any calendar month within the term of this Agreement, any of the Company or the Operating Subsidiaries is not in compliance with the terms of this Agreement, Acquiror shall be entitled to, among other remedies, compliance by the Company and the Operating Subsidiaries with the terms of this Agreement for an additional number of calendar months that equals the number of calendar months during which such noncompliance occurred.

         7. Reasonableness of Restrictions. The Company and the Operating Subsidiaries each acknowledge that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of Sections 1 and 2 are reasonable and are no broader than are necessary to maintain and protect the legitimate business interests of Acquiror.

         8. Integration. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and all other written or oral agreements relating to the subject matter hereof are hereby superseded.

         9. Amendment; Waiver. No modification or amendment hereof shall be valid and binding unless it be in writing and signed by the parties hereto. The waiver of any provision hereof shall be effective only in the specific instance and for the particular purpose for which it was given. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof.

         10. Benefit; Assignment. No party may assign, by operation of law or otherwise, any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties, except that Acquiror may assign any of its rights and delegate any of its obligations hereunder to any entity controlled by the Acquiror and may collaterally assign its rights hereunder to any financial institution providing financing to Acquiror. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors.

         11. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, at the option of Acquiror, there shall be added as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         12. Governing Law. This Agreement is to be interpreted and enforced according to the laws of the State of Texas, without giving effect to the principles of conflict of laws thereof.

         13. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which it may be entitled.

         14. Remedies Cumulative. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

         15. Affiliates. As used herein, the term "affiliate" means any firm, person, partnership, joint venture, corporation, unincorporated association, or other entity (collectively, a "Person") controlling, controlled by, or under common control with, the subject Person.

         16. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute collectively, one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         17. Cumulative Rights. The rights of the parties under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements between them, or among them and others.

         [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                RENT-WAY, INC.

                                       By:
                                         ---------------------------------------
                                       Name:
                                         ---------------------------------------
                                       Title:
                                         ---------------------------------------


                                       RENT-WAY OF MICHIGAN, INC.

                                       By:
                                         ---------------------------------------
                                       Name:
                                         ---------------------------------------
                                       Title:
                                         ---------------------------------------


                                       RENT-WAY OF TTIG, L.P.

                                       By:  Rent-Way Developments, Inc.
                                       Its: General Partner

                                            By:
                                              ----------------------------------
                                            Name:
                                              ----------------------------------
                                            Title:
                                              ----------------------------------

                                       RENT-A-CENTER, INC.

                                       By:
                                       Name:
                                       Title:

                                   Exhibit "C"

                    Form of Opinion of Counsel to the Company

                                 [Closing Date]

Rent-A-Center, Inc.
5700 Tennyson Parkway
Third Floor
Plano, Texas  75024

     Re:   Acquisition  of  Certain  Assets  of  Rent-Way,   Inc.,  Rent-Way  of
           Michigan, Inc. and Rent-Way of TTIG, L.P. by Rent-A-Center, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Rent-Way, Inc., a Pennsylvania corporation (the "Company"), and certain of its subsidiaries in connection with that certain Asset Purchase Agreement, dated as of December 17, 2002 (the "Agreement"), by and among the Company, Rent-A-Center, Inc., a Delaware corporation ("Rent-A-Center"), Rent-Way of Michigan, Inc., a Delaware corporation ("RentWay Michigan"), Rent-Way of TTIG, L.P., an Indiana limited partnership ("TTIG") (the Company, RentWay Michigan and TTIG shall hereinafter be referred to collectively as the "Sellers"). This Opinion Letter is provided to you pursuant to Section 5.2(m) of the Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Agreement or the Accord (see below).

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

         The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of New York. To the extent that matters covered by this Opinion Letter are governed by the laws of any other jurisdiction, we have assumed, with your permission, for purposes of this Opinion Letter that such laws are identical to the laws of the State of New York. Accordingly, the opinions expressed herein concerning the Transaction Documents governed by laws other than the State of New York, including, without limitation, the opinion expressed in paragraph 3 below, are given as if the laws of the State of New York governs without regard to the fact that such Transaction Documents provide that the laws of such jurisdiction shall govern the Transaction Documents.

         As to questions of fact material to such Opinions, we have, where relevant facts were not independently verified or established, relied upon certifications by officers of each of the Sellers, a copy of each of which is attached as Exhibit "A" to this Opinion Letter (the "Officer's Certificate").

         Other Agreements and Court Orders shall be deemed to refer only to those Other Agreements that are described on Exhibits "_" and "_" respectively, to the Officer's Certificate and purporting to identify Material Contracts and Court Orders.

         The provisions of Sections 1 through 9 and 18 through 21, inclusive, of the Accord shall be applicable to those opinions expressed below that are not specifically addressed by the Accord. In addition, the General Qualifications shall apply to the No Violation of Law Opinion expressed in Paragraph 5 below.

         Based upon and subject to the foregoing and the other qualifications and limitations stated in this Opinion Letter, we are of the opinion that:

         (1) The Company is a corporation, validly existing and in good standing under the laws of the State of Pennsylvania. RentWay Michigan is a corporation, validly existing and in good standing under the laws of the state of Delaware. TTIG is a limited partnership, validly existing and in good standing under the laws of the State of Indiana.

         (2) Each of the Sellers has the corporate or partnership power and authority to execute, deliver, and perform its respective obligations under the Agreement. The Agreement has been duly authorized by all necessary corporate or partnership action on the part of each of the Sellers and has been duly executed and delivered by each of the Sellers.

         (3)      The Agreement is enforceable against each of the Sellers.

         (4) Execution and delivery by each of the Sellers of, and performance of their respective agreements in, the Agreement do not (i) violate any of their Constituent Documents, breach, or result in a default under, any existing obligation of any of the Sellers under any Other Agreements, or (ii) breach or otherwise violate any existing obligation of any of the Sellers under any Court Order.

         (5) Execution and delivery by each of the Sellers of, and performance of their respective agreements in, the Agreement do not violate applicable provisions of statutory law or regulation.

         (6) No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required under state or federal statutes or regulations in connection with the execution and delivery by each of the Sellers of the Agreement, except for those already obtained or completed.

         We hereby confirm to you that there are no actions or proceedings against any of the Sellers pending before any court, governmental agency or arbitrator which (i) seek to affect the enforceability of the Agreement, or (ii) except as disclosed in the disclosure schedules to the Agreement or as disclosed on Exhibit "_" of the Officer's Certificates, involve asserted claims in excess of $5,000, which may affect the ability of the Sellers to transfer title to the Assets to Acquiror free and clear of all Encumbrances (except Permitted Encumbrances).

         This Opinion Letter may be relied upon by you only in connection with the Transaction and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                                        Very truly yours,

                                        Hodgson Russ, LLP

                                        By:
                                          --------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------

                                   Exhibit "D"

                     Form of Opinion of Counsel to Acquiror



                                 [Closing Date]

Rent-Way, Inc.
One RentWay Place
Erie, Pennsylvania  16505


     Re: Acquisition of Certain Assets of each of Rent-Way, Inc., Rent-Way of Michigan, Inc. and Rent-Way of TTIG, L.P. by Rent-A-Center, Inc.

Ladies and Gentlemen:

         We are counsel to Rent-A-Center, Inc., a Delaware corporation (the "Acquiror"), in connection with that certain Asset Purchase Agreement, dated as of December 17, 2002 (the "Agreement"), by and among the Acquiror, Rent-Way, Inc., a Pennsylvania corporation ("Rent-Way"), Rent-Way of Michigan, Inc., a Delaware corporation ("RentWay Michigan"), and Rent-Way of TTIG, L.P., an Indiana limited partnership ("TTIG") (Rent-Way, RentWay Michigan and TTIG shall hereinafter be referred to collectively as the "Sellers"). This Opinion Letter is provided to you pursuant to Section 5.3(f) of the Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Agreement or the Accord (see below).

         Except as modified in this paragraph, this Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States, the Law of the State of Texas and the Delaware General Corporation Law.

         As to questions of fact material to such Opinions, we have, where relevant facts were not independently verified or established, relied upon inquiry of officers of the Acquiror.

         The provisions of Sections 1 through 9 and 18 through 21, inclusive, of the Accord shall be applicable to those opinions expressed below that are not specifically addressed by the Accord.

         Based upon and subject to the foregoing and the other qualifications and limitations stated in this Opinion Letter, we are of the opinion that:

         [1] The Acquiror is a corporation, validly existing and in good standing under the laws of the State of Delaware.

         [2] The Acquiror has the corporate power and authority to execute, deliver, and perform its obligations under the Agreement. The Agreement has been duly authorized by all necessary corporate action on the part of the Acquiror and has been duly executed and delivered by the Acquiror.

         [3] The Agreement is enforceable against the Acquiror.

         [4] The execution and delivery by the Acquiror of, and performance of its agreements in, the Agreement do not violate the Constituent Documents of Acquiror.

         [5] No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required under Texas or federal statutes or regulations in connection with the execution and delivery by the Acquiror of the Agreement, except for those already obtained or completed.

         We hereby confirm to you that there are no actions or proceedings against the Acquiror pending before any court, governmental agency or arbitrator which seek to affect the enforceability of the Agreement.

         This Opinion Letter may be relied upon by you only in connection with the Transaction and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                                       Very truly yours,



                                       WINSTEAD SECHREST & MINICK P.C.